UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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Manpower Inc.

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MANPOWER INC.

100 MANPOWER PLACE

MILWAUKEE, WISCONSIN 53212

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 28, 2009

To the Shareholders of Manpower Inc.:

The 2009 Annual Meeting of Shareholders of Manpower Inc. will be held at the International Headquarters of Manpower Inc., 100 Manpower Place, Milwaukee, Wisconsin, on April 28, 2009, at 10:00 a.m., local time, for the following purposes:

(1)	To elect four directors to serve until 2012 as Class I directors;

(2)	To ratify the appointment of Roberto Mendoza to serve until 2011 as a Class III director;

(3)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2009;

(4)	To approve an amendment to the 2003 Equity Incentive Plan of Manpower Inc.;

(5)	To consider and act upon a proposed shareholder resolution regarding implementation of the MacBride Principles in Northern Ireland if properly presented at the annual meeting; and

(6)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 17, 2009 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. Therefore, whether or not you expect to attend the annual meeting in person, you are urged to vote by a telephone vote, by voting electronically via the Internet or by completing and returning the accompanying proxy in the enclosed envelope. Instructions for telephonic voting and electronic voting via the Internet are contained on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of Manpower in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of Shareholders to be held on April 28, 2009: The annual report and proxy statement of Manpower Inc. are available at www.manpower.com/annualmeeting.

Kenneth C. Hunt, Secretary

March 9, 2009

MANPOWER INC.

100 Manpower Place

Milwaukee, Wisconsin 53212

March 9, 2009

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Manpower Inc. for use at the annual meeting of shareholders to be held at 10:00 a.m., local time, on April 28, 2009, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at Manpower’s International Headquarters, 100 Manpower Place, Milwaukee, Wisconsin.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $8,500 plus expenses.

Only shareholders of record at the close of business on February 17, 2009 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 78,353,899 shares of common stock. The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. With respect to the proposal to elect the individuals nominated to serve as Class I directors by the board of directors, the proposal to ratify the appointment of Roberto Mendoza to serve until 2011 as a Class III director, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2009 and, if properly presented, the shareholder proposal to implement the MacBride Principles in our operations in Northern Ireland, abstentions and broker non-votes will not be counted as voting on the proposals. With respect to the proposal to approve an amendment to the 2003 Equity Incentive Plan of Manpower Inc., abstentions and broker non-votes will not be counted as voting on the proposal provided that the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal.

This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card, together with our annual report to shareholders, including financial statements for our fiscal year ended December 31, 2008, are being mailed to shareholders commencing on or about March 16, 2009.

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the secretary of Manpower in writing (either by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated to serve as Class I directors by the board of directors, will be voted for ratification of the appointment of Roberto Mendoza to serve until 2011 as a Class III director, will be voted for ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2009, will be voted for the amendment to the 2003 Equity Incentive Plan of Manpower Inc., will be voted against the shareholder proposal to implement the MacBride Principles in our operations in Northern Ireland and will be voted as recommended by the board of directors with regard to all other matters or, if no such recommendation is given, in the discretion of the individuals to whom the proxies are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of the record date information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	6,802,666	(2)	8.7%

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	6,124,689	(3)	7.8%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	5,132,206	(4)	6.6%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	4,725,620	(5)	6.0%

(1)	Based on 78,353,899 shares of common stock outstanding as of the record date.

(2)	This information is based on a Schedule 13G filed on February 17, 2009. According to this Schedule 13G, these securities are owned of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP has shared voting power with respect to 4,830,908 shares held and shared dispositive power with respect to 6,789,366 shares held.

(3)	This information is based on a Schedule 13G filed on February 17, 2009, filed by FMR LLC (“FMR”) and Edward C. Johnson 3d, Chairman of FMR, on their behalf and on the behalf of the following affiliates of FMR: Fidelity Management & Research Company; Strategic Advisers, Inc.; Pyramis Global Advisors Trust Company; and FIL Limited. FMR and Edward C. Johnson 3d have sole voting power with respect to 487,577 shares held and sole dispositive power with respect to 6,124,689 shares held.

(4)	This information is based on a Schedule 13G filed on February 5, 2009, filed by Barclays Global Investors, N.A. on its behalf and on behalf of its following affiliates: Barclays Global Fund Advisors; Barclays Global Investors, Ltd; Barclays Global Investors Japan Limited; Barclays Global Investors Canada Limited; Barclays Global Investors Australia Limited; and Barclays Global Investors (Deutschland) AG. According to the Schedule 13G, the shares reported are held by Barclays Global Investors, N.A. and its affiliated entities listed above in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays Global Investors, N.A. and the affiliates listed above have sole voting power with respect to 4,142,237 shares held and sole dispositive power with respect to 5,132,206 shares held.

(5)	This information is based on a Schedule 13G filed on February 12, 2009. According to this Schedule 13G, these securities are owned by various individual and institutional clients for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser. Price Associates has sole voting power with respect to 816,844 shares held and sole dispositive power with respect to 4,725,620 shares held.

1.  ELECTION OF DIRECTORS

Manpower’s directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class I expires at the annual meeting. The board of directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be elected as Class I directors for a new term of three years ending at the 2012 annual meeting of shareholders and until their successors are duly elected, except as otherwise provided in the Wisconsin Business Corporation Law. Messrs. Joerres, Walter and Bolland are standing for re-election. Mr. Payne was appointed to the board of directors in October 2007 after being recommended for appointment to the board of directors by a third-party search firm, and subsequently by the nominating and governance committee.

Nominees receiving the largest number of affirmative votes cast will be elected as directors up to the maximum number of directors to be chosen at the election. Any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for any director.

Name	Age	Principal Occupation and Directorships

NOMINEES FOR DIRECTORS — CLASS I

Jeffrey A. Joerres	49	Chairman of Manpower since May 2001, and President and Chief Executive Officer of Manpower since April 1999. Senior Vice President — European Operations and Marketing and Major Account Development of Manpower from July 1998 to April 1999. A director of Artisan Funds, Inc. and Johnson Controls, Inc. A director of Manpower for more than five years. An employee of Manpower since July 1993.

John R. Walter	62	Retired President and Chief Operating Officer of AT&T Corp. from November 1996 to July 1997. Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company, a print and digital information management, reproduction and distribution company, from 1989 through 1996. Non-executive Chairman of the Board of InnerWorkings, Inc. and a director of Vasco Data Securities, Inc. A director of Manpower for more than five years.

Marc J. Bolland	49	Chief Executive Officer of Wm Morrisons Supermarket Plc since September 2006. Executive Board Member of Heineken N.V., a Dutch beer brewing and bottling company, from 2001 to August 2006. Previously, a Managing Director of Heineken Export Group Worldwide, a subsidiary of Heineken N.V., from 1999 to 2001, and Heineken Slovensko, Slovakia, a subsidiary of Heineken N.V., from 1995 to 1998. A director of Manpower since July 2004.

Ulice Payne, Jr.	53	President of Addison-Clifton, LLC, a provider of global trade compliance advisory services, from May 2004 to present. President and Chief Executive Officer of the Milwaukee Brewers Baseball Club from 2002 to 2003. Partner with Foley & Lardner LLP, a national law firm, from 1998 to 2002. Director of Northwestern Mutual, Wisconsin Energy Corporation and Badger Meter, Inc. A director of Manpower since October 2007.

Class II Directors (term expiring in 2010)

Gina R. Boswell	46	President, Global Brands, of Alberto-Culver Company since January 2008. Senior Vice President and Chief Operating Officer — North America of Avon Products, Inc. from February 2005 to May 2007. Senior Vice President — Corporate Strategy and Business Development of Avon Products, Inc. from 2003 to February 2005. Prior thereto, an executive with Ford Motor Company, serving in various positions from 1999 to 2003. A director of Manpower since February 2007.

Jack M. Greenberg	66	Chairman of The Western Union Company since 2006. Retired Chairman and Chief Executive Officer of McDonald’s Corporation from May 1999 to December 2002, and Chief Executive Officer and President from August 1998 to May 1999. Director of The Allstate Corporation, InnerWorkings, Inc., Hasbro, Inc. and The Western Union Company. A director of Manpower for more than five years.

Terry A. Hueneke	66	Retired Executive Vice President of Manpower from 1996 until February 2002. Senior Vice President — Group Executive of Manpower’s former principal operating subsidiary from 1987 until 1996. A director of Manpower for more than five years.

Class III Directors (term expiring in 2011)

J. Thomas Bouchard	68	Retired Senior Vice President, Human Resources of International Business Machines from 1994 to 2000. Senior Vice President and Chief Human Resources Officer of U.S. West Inc. from 1989 to 1994. Also a director of Nordstrom fsb. A director of Manpower for more than five years.

Cari M. Dominguez	59	Chair of the U.S. Equal Employment Opportunity Commission from 2001 to 2006. President, Dominguez & Associates, a consulting firm, from 1999 to 2001. Partner, Heidrick & Struggles, a consulting firm, from 1995 to 1998. Director, Spencer Stuart, a consulting firm, from 1993 to 1995. Assistant Secretary for Employment Standards Administration and Director of the Office of Federal Contract Compliance Programs, U.S. Department of Labor, from 1989 to 1993. Prior thereto, held senior management positions with Bank of America. A trustee of Calvert SAGE Funds since September 2008. A director of Manpower since May 2007.

Edward J. Zore	63	President and Chief Executive Officer of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) since June 2001. President of Northwestern Mutual from March 2000 to June 2001. Executive Vice President, Life and Disability Income Insurance, of Northwestern Mutual from 1998 to 2000. Executive Vice President, Chief Financial Officer and Chief Investment Officer of Northwestern Mutual from 1995 to 1998. Prior thereto, Chief Investment Officer and Senior Vice President of Northwestern Mutual. Also a trustee of Northwestern Mutual, a director of Northwestern Mutual Series Fund, Inc., and a director of Northwestern Mutual Wealth Management Company. A director of Manpower for more than five years.

Meetings and Committees of the Board

The board of directors has standing audit, executive compensation, executive, and nominating and governance committees. The board of directors has adopted written charters for the audit, executive compensation and nominating and governance committees. These charters are available on Manpower’s web site at www.investor.manpower.com. Each incumbent director attended at least 75% of the board meetings and meetings of committees on which each served in 2008. The board of directors held five meetings during 2008. The board of directors did not take action by written consent during 2008.

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are attached to this proxy statement as Appendix A. The board of directors has determined that nine of ten of the current directors of Manpower are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards and the following:

•	Mr. Walter is a director and shareholder of a private company which entered into an agreement to provide logistics support to Manpower.

•

Mr. Zore is the President and Chief Executive Officer of Northwestern Mutual. Northwestern Mutual and certain of its affiliates have engaged Manpower, Manpower Professional, Jefferson Wells and Right Management to provide contingent staffing, accounting and other services. In addition, Manpower and certain of its affiliates have from time to time leased space from joint venture and limited liability companies in which Northwestern Mutual has an equity interest.

The independent directors are: Mr. Bolland, Ms. Boswell, Mr. Bouchard, Ms. Dominguez, Mr. Greenberg, Mr. Hueneke, Mr. Payne, Mr. Walter and Mr. Zore. Ms. Ridgway and Mr. Davis, both whom retired as of the close of the 2008 annual meeting, were also independent under the listing standards of the New York Stock Exchange.

The non-management members of the board of directors meet in executive session without management at each regularly scheduled meeting of the board of directors. In accordance with Manpower’s corporate governance guidelines, the chairperson of a board committee selected annually on a rotating basis presides over the executive session. Mr. Bouchard, the chairman of the executive compensation committee, will preside over the executive sessions held in 2009.

Any interested party who wishes to communicate directly with the presiding director or with the non-management directors as a group may do so by calling 1-800-210-3458. The third-party service provider that monitors this telephone number will forward a summary of all communications directed to the non-management directors to the director presiding over the executive sessions.

Certain documents relating to corporate governance matters are available in print by writing to Mr. Kenneth C. Hunt, Secretary, Manpower Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212 and on Manpower’s web site at www.investor.manpower.com. These documents include the following:

•	Articles of incorporation;

•	By-laws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the nominating and governance committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Policy on services provided by independent auditors;

•	Charter of the executive compensation committee;

•	Executive officer stock ownership guidelines;

•	Outside director stock ownership guidelines; and

•	Foreign Corrupt Practices Act Compliance Policy.

Information contained on Manpower’s web site is not deemed to be a part of this proxy statement.

The audit committee consists of Mr. Zore (Chairman), Ms. Boswell, Mr. Hueneke and Mr. Payne. Mr. Payne was appointed to the audit committee on October 23, 2007. Each member of the audit committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The board of directors has determined that Mr. Zore is an “audit committee financial expert” and “independent” as defined under the applicable rules of the Securities and Exchange Commission.

The functions of the audit committee include: (i) appointing the independent auditors for the annual audit and approving the fee arrangements with the independent auditors; (ii) monitoring the independence, qualifications and performance of the independent auditors; (iii) reviewing the planned scope of the annual audit; (iv) reviewing the financial statements to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K, and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (v) reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002; (vi) reviewing our accounting management and controls and any significant audit adjustments proposed by the independent auditors; (vii) making a recommendation to the board of directors regarding inclusion of the audited financial statements in our annual report on Form 10-K; (viii) reviewing recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management; (ix) reviewing matters of disagreement, if any, between management and the independent auditors; (x) periodically reviewing our Policy Regarding the Retention of Former Employees of Independent Auditors; (xi) overseeing compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors; (xii) meeting privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls; (xiii) monitoring our internal audit department, including our internal audit plan; (xiv) monitoring our policies and procedures regarding compliance with the Foreign Corrupt Practices Act and compliance by our employees with our code of business conduct and ethics; (xv) reviewing current tax matters affecting us; (xvi) periodically discussing with management our risk management framework; (xvii) serving as our qualified legal compliance committee; and (xviii) monitoring any litigation involving Manpower which may have a material financial impact on Manpower or relate to matters entrusted to the audit committee. In addition, the charter of the audit committee provides that the audit committee shall review and approve all related party transactions that are material to Manpower’s financial statements or that otherwise require disclosure to Manpower’s shareholders, provided that the audit committee shall not be responsible for reviewing and approving related party transactions that are reviewed and approved by the board of directors or another committee of the board of directors. The audit committee held five meetings during 2008. The audit committee did not take action by written consent during 2008.

The executive compensation committee consists of Mr. Bouchard (Chairman), Mr. Bolland, Ms. Dominguez, Mr. Greenberg and Mr. Walter. Each member of the executive compensation committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code. The functions of this committee are to: (i) establish the compensation of the president and chief executive officer and the chief financial officer of Manpower, subject to ratification by the board of directors; (ii) approve the compensation, based on the recommendations of the president and chief executive officer of Manpower, of certain other senior executives of Manpower and its subsidiaries; (iii) determine the terms of any agreements concerning employment, compensation or employment termination, as well as monitor the application of Manpower’s retirement and other fringe benefit plans, with respect to the individuals listed in (i) and (ii); (iv) periodically review the succession plans for the executive officers of Manpower and its subsidiaries; (v) administer Manpower’s equity incentive plans and employee stock purchase plans and oversee Manpower’s employee retirement and welfare plans; (vi) administer Manpower’s corporate senior management annual incentive plan; and (vii) act as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code. The executive compensation committee held six meetings during 2008. The executive compensation committee did not take action by written consent during 2008.

The executive compensation committee directly retains Mercer (US) Inc. to advise it on executive compensation matters. Mercer reports to the chairman of the executive compensation committee, who establishes Mercer’s work agenda and determines how and to what extent Mercer interacts with management in the course of its work for the executive compensation committee. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the executive compensation committee in the performance of its duties.

The executive compensation committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating Manpower’s executive compensation programs and practices. The executive compensation committee’s decisions about executive compensation, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

In 2008, the executive compensation committee instructed Mercer to perform the following activities:

•

Evaluate the competitive positioning of Manpower’s base salary, annual incentive opportunity, total cash compensation, long-term incentive compensation, and total direct compensation for executive officers relative to the market and competitive practice;

•	Review the companies included in Manpower’s industry peer group and broad market peer group;

•	Provide advice and assistance to the executive compensation committee on the levels of total compensation and the principal elements of compensation for Manpower’s senior executives;

•	Brief the executive compensation committee on executive compensation trends among large public companies and on regulatory, legislative and other developments;

•	Advise the executive compensation committee on the performance goals and award opportunities for incentive compensation awards;

•	Review Manpower’s senior management stock ownership guidelines and compare them to market data; and

•	Assist with the preparation of the Compensation Discussion and Analysis and other executive compensation disclosures to be included in this proxy statement.

Mercer may, from time to time, contact executive officers for information necessary to fulfill its assignment. With the approval of the chairman of the executive compensation committee, during 2008 Mercer worked with Manpower’s executive vice president, global strategy and talent, Manpower’s chief financial officer and Manpower’s chief legal officer (and with members of their staffs) to obtain the information necessary to carry out its assignments from the committee.

The executive committee consists of Messrs. Joerres, Bouchard and Walter. This committee may exercise full authority in the management of the business and affairs of the board of directors when the board of directors is not in session, except to the extent limited by Wisconsin law, our articles of incorporation or by-laws, or as otherwise limited by the board of directors. Although the committee has very broad powers, in practice it acts only infrequently to take formal action on a specific matter when it would be impractical to call a meeting of the board of directors. The executive committee did not meet or take action by written consent during 2008.

The nominating and governance committee consists of Mr. Walter (Chairman), Mr. Bouchard, Mr. Greenberg and Mr. Zore. Each member of the nominating and governance committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The functions of this committee are to: (i) recommend nominees to stand for election at annual meetings of shareholders, to fill vacancies on the board of directors and to serve on committees of the board of directors; (ii) establish procedures and assist in identifying candidates for board membership; (iii) review the qualifications of candidates for board membership; (iv) periodically review the compensation arrangements in effect for the non-management members of the board of directors and recommend any changes deemed appropriate; (v) coordinate the annual self-evaluation of the performance of the board of directors and each of its committees; (vi) establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures; (vii) monitor compliance by the non-management directors with our code of business conduct and ethics; and (viii) develop and periodically review succession plans for the directors. The nominating and governance committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The nominating and governance committee met four times during 2008. The nominating and governance committee did not take action by written consent during 2008.

The nominating and governance committee will consider candidates nominated by shareholders in accordance with the procedures set forth in Manpower’s by-laws. Under Manpower’s by-laws, nominations other than those made by the board of directors or the nominating and governance committee, must be made pursuant to timely notice in proper written form to the secretary of Manpower. To be timely, a shareholder’s request to nominate a person for election to the board of directors at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of Manpower not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The board of directors has adopted guidelines for selecting candidates for election to the board of directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value to Manpower in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of Manpower in order to carry out the responsibilities of a director.

In addition, Manpower’s corporate governance guidelines state that it is the policy of the board of directors that no individual who would be age 70 or older at the time of his or her election will be eligible to stand for election to the board of directors.

The nominating and governance committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with these guidelines. The full text of the guidelines is attached as an appendix to the charter of the nominating and governance committee, which is available in print or on Manpower’s web site as described above.

Manpower does not have a policy regarding board members’ attendance at the annual meeting of shareholders. All of the directors attended the 2008 annual meeting of shareholders.

2.  RATIFICATION OF THE APPOINTMENT OF ROBERTO MENDOZA TO

THE BOARD OF DIRECTORS

The nominating and governance committee has recommended, and the board of directors has appointed, Roberto Mendoza to the board of directors to serve as a Class III director effective at the close of the annual meeting. The appointment of Mr. Mendoza to the board of directors is subject to ratification by the shareholders.

Our board of directors believe that it is good practice to provide shareholders an opportunity to vote on the election of a newly appointed board member at the earliest possible time. In keeping with this practice, the board of directors would have appointed Mr. Mendoza to serve as a Class I director to allow shareholders to vote on his election at the 2009 annual meeting. However, there are presently four directors in Class I and three directors in each of Class II and Class III. Our by-laws provide that if the number of directors is changed, any increase or decrease must be apportioned among the classes so as to maintain the number of directors in each class as equal as possible. Therefore, Mr. Mendoza must be appointed to either Class II or Class III. Given the current make up of the two classes, the board of directors believes his appointment to Class III is most appropriate.

Class III directors do not stand for election until 2011. In order to provide shareholders an opportunity to vote on Mr. Mendoza’s appointment to the board of directors consistent with the practice described above, our board of directors has decided to submit Mr. Mendoza’s appointment to the board of directors for ratification by the shareholders at the annual meeting. If the shareholders do not ratify the appointment, the appointment will not take effect. If the appointment is approved by shareholders, the appointment will take effect at the close of the annual meeting and Mr. Mendoza will serve as a Class III director. In addition, Mr. Mendoza will be appointed to the audit committee effective at the close of the annual meeting. The board of directors has determined that Mr. Mendoza is independent under the listing standards of the New York Stock Exchange.

Name	Age	Principal Occupation and Directorships
Roberto Mendoza	63	Partner of Deming Mendoza & Co., LLC, a corporate finance advisory firm, since January 2009. Non-executive Chairman of Trinsum Group, Inc., an international strategic and financial advisory firm, from January 2007 to November 2008. Chairman of Integrated Finance Limited, a financial advisory firm, from June 2002 to January 2007. Managing Director of Goldman Sachs & Co. from September 2000 to March 2001. Director and Vice Chairman of J.P. Morgan & Co. Inc., from January 1990 to June 2000. A director of The Western Union Company and Paris Re Holdings Limited, a reinsurance company. Also a member of the Council on Foreign Relations.

The affirmative vote of a majority of the votes cast on the proposal shall constitute the ratification of the appointment of Mr. Mendoza to the board of directors. Abstentions and broker non-votes will not be counted as voting on the proposal.

The board of directors recommends that you vote FOR the ratification of the appointment of Roberto Mendoza to the board of directors and your proxy will be so voted unless you specify otherwise.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth in the table below, as of February 17, 2009, are the shares of Manpower common stock beneficially owned by each director and nominee, including Mr. Mendoza, each of the executive officers named in the table under the heading “Executive and Director Compensation — Summary Compensation Table,” who we refer to as the named executive officers, and all directors and executive officers of Manpower as a group and the shares of Manpower common stock that could be acquired within 60 days of February 17, 2009 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire Common Stock(1)(2)	Percent of Class(3)
Jeffrey A. Joerres	1,068,658	(4)(5)	815,800	1.4%
Michael J. Van Handel	335,677	(5)	258,500	*
Barbara J. Beck	172,369	(5)	148,611	*
Marc J. Bolland	12,930	(5)	6,250	*
Gina R. Boswell	5,695	(5)	0	*
J. Thomas Bouchard	29,134	(6)	0	*
Cari M. Dominguez	0		0	*
Darryl Green	11,250		11,250	*
Jack M. Greenberg	17,303	(5)	10,000	*
Françoise Gri	16,750		16,750	*
Terry A. Hueneke	19,637	(5)	8,750	*
Roberto Mendoza	0		0	*
Ulice Payne, Jr.	0		0	*
Jonas Prising	66,910	(5)	52,050	*
Owen J. Sullivan	105,805	(5)	79,515	*
John R. Walter	71,569		33,028	*
Edward J. Zore	87,366	(5)	64,424	*
All directors and executive officers as a group (19 persons)	2,110,611		1,571,981	2.7%

(1)	Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column. The table does not include vested shares of deferred stock, which will be settled in shares of Manpower common stock on a one-for-one basis, held by the following directors that were issued under the 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan: Mr. Bolland — 4,183; Ms. Boswell — 168; Mr. Bouchard — 3,469; Ms. Dominguez — 2,631; Mr. Greenberg — 1,607; Mr. Hueneke — 3,072; Mr. Payne — 2,054; Mr. Walter — 5,757; and Mr. Zore — 9,457. The table does not include 2,942 unvested shares of deferred stock, which will be settled in shares of Manpower common stock on a one-for-one basis, held by each of Mr. Bouchard, Ms. Dominguez, Mr. Payne and Mr. Walter that were issued under the 2003 Plan and the Terms and Conditions on January 1, 2009. These shares of deferred stock vest in equal quarterly installments during the year of grant. Finally, the table does not include unvested restricted stock units, which will be settled in shares of Manpower common stock on a one-for-one basis, held by the following executive officers that were issued under the 2003 Plan: Mr. Joerres — 50,000; Mr. Van Handel — 20,000; Ms. Beck — 15,000; Mr. Green — 26,752; Ms. Gri — 16,500; Mr. Prising — 13,614; and Mr. Sullivan — 9,000. With the exception of (i) 10,252 restricted stock units held by Mr. Green and 2,614 restricted stock units held by Mr. Prising, which vest on May 28, 2011 and February 16, 2010, respectively, and (ii) 5,000, 2,000, 6,000 and 5,000 restricted stock units held by Mr. Green, Mr. Prising, Ms. Beck and Ms. Gri, respectively, which vest on February 17, 2013, one-third of the restricted stock units held by each executive officer vests on each of the first three anniversaries of the date of grant, February 17, 2009, except as otherwise provided in the 2003 Plan.

(2)	Common stock that may be acquired within 60 days of the record date through the exercise of stock options.

(3)	No person named in the table, other than Mr. Joerres, beneficially owns more than 1% of the outstanding shares of common stock. The percentage is based on the column entitled Common Stock Beneficially Owned.

(4)	Includes 300 shares held by Mr. Joerres’ spouse.

(5)	Includes the following number of shares of unvested restricted stock as of the record date: Mr. Joerres — 120,000; Mr. Van Handel — 15,000; Ms. Beck — 5,000; Mr. Prising — 2,500; Mr. Sullivan — 7,500; Mr. Bolland — 2,942; Ms. Boswell — 2,942; Mr. Greenberg — 2,942; Mr. Hueneke — 2,942; and Mr. Zore — 2,942. The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

(6)	Includes 1,030 shares held by Mr. Bouchard’s spouse as trustee of family trust and 13,000 shares held by a trust for which Mr. Bouchard serves as trustee.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Program Oversight

The executive compensation committee of the board of directors oversees the design and administration of Manpower’s compensation programs for executive officers and certain other officers who, together with the executive officers, comprise Manpower’s executive management team. Information provided herein relates to Manpower’s CEO, CFO and the five executive officers who are business unit leaders, all of whom we refer to herein as the named executive officers (“NEOs”). A discussion of the committee’s structure, roles and responsibilities and related matters can be found under the heading “Meetings and Committees of the Board.”

Executive Summary

With significant operations around the globe and about 90% of its revenue coming from outside the United States, Manpower must attract and retain executive talent with the competencies and skills to operate successfully in a variety of environments and across cultures. Manpower’s executive compensation program is designed to reward those executives who demonstrate these competencies and skills as evidenced by operational excellence and results. Manpower believes that its ability to attract and retain executives who have these attributes leads to the creation of long-term shareholder value.

In making decisions regarding compensation elements, program features and compensation award levels, Manpower is guided by a series of principles, listed below. Within the framework of these principles, Manpower considers the competitive market, corporate, business unit and individual results, and various individual factors. Although certain elements of compensation are tied to objective, predetermined goals, compensation decisions are not strictly formulaic but reflect subjective judgments as well.

Manpower’s executive compensation guiding principles are to:

•	pay for results,

•	not pay for failure,

•	align compensation with shareholder interests,

•	pay competitively,

•	balance cash and equity,

•	use internal and external performance reference points,

•	recognize the global and cyclical nature of our business,

•	retain executives,

•	assure total compensation is affordable, and

•	clearly communicate plans so that they are understood.

The main elements of the compensation program for 2008 for the Company’s senior executives, including the NEOs, were a base salary, an annual incentive award that varies in amount depending on the level of achievement of pre-determined goals established for the executive, a stock option grant, and a grant of performance share units, described below.

Due to the economic environment, 2008 was a difficult year for Manpower’s financial results. With one exception, NEOs did not meet the threshold financial objectives set by the committee at the beginning of the year under the annual incentive program and accordingly did not earn the portion of their annual incentive based on the achievement of financial objectives. In addition, despite the fact that the 2006 grant of performance share units to the NEOs for the performance period 2006-2008 was paid out, the expected value of a payout, if any, under the performance share units granted to the NEOs in 2007 and 2008 as a component of Manpower’s long-term incentive program has significantly declined as a result of the 2008 financial results. Likewise, the value of previously granted stock options held by NEOs, also a component of the long-term incentive program, declined as Manpower’s stock price declined. In fact, the majority of outstanding stock options currently held by the NEOs are underwater.

For 2009, the financial metrics used in the annual incentive awards for the business unit leaders were changed. Restricted stock units were granted to NEOs as an element of long-term compensation, in conjunction with stock options, while performance share units were not granted to the NEOs in 2009. In deciding not to use performance share units for 2009, the committee determined that the volatility of current economic conditions made it impossible to establish a meaningful financial goal for the 2009-2011 performance period.

Compensation and Benefit Elements

Manpower’s executive compensation guiding principles are implemented using various elements. The range of elements used in 2008 was intended to provide a compensation and benefits package that addresses the competitive market for executive talent, creates a strong incentive to maximize shareholder value, produces outcomes that increase and decrease meaningfully commensurate with Manpower’s results, and is aligned with Manpower’s business strategy. For 2008, Manpower used the following elements, each of which is discussed below:

•	Base salary

•	Annual incentive award paid in cash for achieving pre-determined goals

•	Long-term incentive awards

–	Stock options, and

–	Performance share units, which are settled for a number of shares of stock based on achievement of a pre-determined financial goal.

•	Retirement and deferred compensation (taking into account that Manpower does not have an active company-sponsored pension plan)

–	Career shares for select executives, which vest based on service, and

–	Nonqualified savings plan with a defined contribution benefit.

•	Other benefits

–	Financial planning reimbursement, automobile benefits and business club memberships,

–	Selected benefits for expatriate executives,

–	Participation in broad-based employee benefit plans, and

–	Other benefits required by local law or driven by local market practice.

Compensation Policies and Process

In determining the compensation of the NEOs, Manpower takes into account the compensation paid in the competitive market, as well as results and various individual factors, each of which is described below. This determination includes: (1) the elements of compensation and their relative weighting; (2) the goals for which variable compensation should be paid for any particular executive; and (3) the appropriate level of compensation.

The committee employs an outside compensation consultant, Mercer, to assist in the process. As part of the committee’s engagement of Mercer, the committee and Mercer have established and operate under guidelines to avoid potential conflicts of interest.

Positioning compensation against the market.    The committee’s practice is to manage compensation to the median of compensation paid in the competitive market for target performance and to provide maximum remuneration opportunities that approximate the 75th percentile of the competitive market for outstanding performance. However, the committee’s approach to market positioning is not strictly formulaic; some compensation levels or award opportunities may be above or below these reference points. This approach is embodied in the design of the annual incentive plan and the program of equity-based awards, as described below. In setting each component of compensation, the committee takes into consideration the allocation of awards in the competitive market between current cash compensation and non-cash compensation (i.e., long-term compensation).

Defining the competitive market.    Manpower looks to the compensation paid to executives who hold comparable positions at certain other public companies in defining the competitive market. Ideally, Manpower would refer to publicly traded companies in the staffing industry to obtain competitive market information for this purpose. However, Manpower is substantially larger with significantly greater global operations than those companies based in the U.S., which include:

Administaff, Inc.	MPS Group, Inc.
CDI Corp.	Robert Half International Inc.
Gevity HR, Inc.	Spherion Corporation
Kelly Services, Inc.	TrueBlue, Inc. (f/k/a Labor Ready, Inc.)
Kforce Inc.	Volt Information Sciences, Inc.

Accordingly, while Manpower and the committee consider the compensation practices of these staffing industry competitors, the committee believes that the executive positions at these companies are not comparable in scope and complexity to the NEO positions at Manpower. For this reason, the committee does not believe that the compensation levels paid to executives at these companies provide a reasonable indicator of the competitive market for Manpower’s NEOs.

As a better indicator of the competitive compensation market for executives with responsibilities comparable to Manpower’s NEOs, the committee reviews compensation data for a group of general industry global companies that are of comparable size and complexity to Manpower. With the advice of Mercer, the committee initially established this peer group eight years ago, using the following criteria: revenue; percentage of revenue from global operations; cyclical nature; operating margin; span of global business; and industry. The makeup of this group has been adjusted from time to time since its initial establishment as considered appropriate by the committee based on these criteria. The general industry global companies included in this peer group for purposes of setting 2008 compensation are:

Cummins Inc.	Office Depot, Inc.
Fluor Corporation	Smithfield Foods, Inc.
Halliburton Company	Tech Data Corporation
Hess Corporation	The Goodyear Tire & Rubber Company
Lear Corporation	The Pepsi Bottling Group, Inc.
Marriott International, Inc.	Whirlpool Corporation

For 2008, the committee reviewed compensation information for the CEO and CFO of Manpower’s European-based competitor, Adecco SA. However, because Adecco SA is not a U.S. company and does not file reports pursuant to U.S. laws, there is a lack of available information to facilitate a meaningful comparison. Therefore, the committee used this information only as a secondary reference point.

In addition to the above peer group data, Manpower considers data from compensation surveys published by Mercer and other third-party data providers that are recommended by Mercer as appropriate and credible sources of compensation data for each NEO’s position. For executive positions located outside of the U.S., Manpower also takes into account both U.S. and international (regional and local) compensation survey data in an effort to set compensation that is not only equitable among the members of a global team but also competitive within the global markets where Manpower competes for talent.

Assessing individual factors.    An individual NEO’s total compensation or any element of compensation may be adjusted upwards or downwards relative to the competitive market based on a subjective consideration of the NEO’s experience, tenure and results (individual and relevant organizational results), internal equity (which means that comparably positioned executives within Manpower should have comparable award opportunities), the NEO’s historical compensation, and any retention concerns. The committee uses a historical compensation report to review the compensation and benefits provided to each NEO in connection with its compensation decisions concerning that NEO.

Pay for results: annual objective financial goals and operating objectives.    Consistent with Manpower’s pay for results philosophy, annual incentive compensation awards are tied to Manpower’s financial results; for example, for the CEO and CFO, achievement of a pre-determined level of annual earnings per share (“EPS”) and economic profit (“EP”). EPS and other objective financial metrics are used in the determination of the amount of any annual incentives earned by the other NEOs. In addition, a portion of the CEO’s, the CFO’s and each NEO’s annual incentive award is based on achievement of operating objectives which are typically tied to broad strategic or operational initiatives.

For each NEO, an award opportunity is assigned for achievement of each objective financial goal applicable to the NEO and for achievement of the NEO’s operating objectives, including the weighting of each such opportunity toward a total award opportunity for the NEO. The annual incentive is calculated based on actual results compared to the goals for results set forth for each measure.

Each goal has a performance range built around it with a commensurate increase or decrease in the associated award opportunity as outcomes vary upwards or downwards. The range of goals for results and associated award opportunities under the program are expressed as “threshold,” “target” and “outstanding.” If results are below threshold, no annual incentive is paid. If results exceed outstanding, the annual incentive is capped at the outstanding award opportunity. A cap reduces the likelihood of windfalls and makes the maximum cost of the plan predictable and affordable.

The financial metric of EPS is used in the determination of a portion of the amount of annual incentive awards for all of the NEOs, as described below. The financial metric of EP is used in the determination of a portion of the amount of annual incentive awards for the CEO and CFO. The Company fixes the target outcome for each of these metrics at a number that reflects an annual growth target. This target is generally based on the Company’s targeted long-term growth rate for EPS, but adjusted slightly year-by-year based on economic conditions and the Company’s expected financial performance for the year. The target growth rate is then adjusted, to set the threshold growth rate, for a level of performance that is below target performance but still appropriate for some award to be earned, and, to set the outstanding growth rate, to establish a level of performance at which it is appropriate for the maximum incentive to be earned. For 2008, the growth target for EPS was 13%, while the threshold growth level was 3% and the outstanding growth level was 28%. In order to establish meaningful goals, the growth rates are based on growth over pro forma results of the previous year, rather than actual growth. The EP target amount is then determined based on the earnings growth reflected by the EPS target and consideration of factors relating to the Company’s cost of capital. The other financial metrics used in the determination of a portion of the annual incentives earned by the other NEOs, which are described below, are determined in a similar way, taking into consideration the economic conditions and expected financial performance of each individual region, as well as the overall EPS and EP targets. The committee does not base any of these targets on the Company’s financial plan.

Long-term equity incentive awards.    The committee uses equity-based awards to focus NEOs on long-term results and, together with deferred vesting of the right to receive the award, as a retention incentive. The types of awards used by the committee primarily have included stock options (generally vesting over a four-year period) and performance share units (generally vesting at the end of a three-year period). The committee believes that stock option grants provide an important overall incentive to NEOs to maximize the value of Manpower’s stock. The committee uses performance share units to provide a more targeted incentive to drive long-term shareholder value.

Process for compensation determinations.    Compensation determinations for the CEO and the CFO are made by the committee, subject to ratification by the board of directors. These include determinations regarding the establishment and achievement of the annual financial goals and operating objectives for the annual incentives described above, any salary adjustments, and any equity-based compensation awards. For the other NEOs, compensation determinations regarding the establishment and achievement of the goals and objectives for the annual incentive plan generally have been recommended by the CEO, with the final determinations made by the committee. Salary determinations and equity-based awards for the other NEOs are also made by the committee based on the recommendations of the CEO.

CEO and CFO determinations:

The annual financial goals for the CEO and the CFO are based on the Company’s EPS and EP for the year. The process for setting these goals for the CEO and CFO begins with the collaboration between the CFO and Mercer. Mercer reviews the outcome of this collaboration with the chairman of the committee and the chairman makes a preliminary decision about the goals. The proposed goals applicable to the CEO and the CFO are then reviewed by the full committee. In connection with its review, the committee considers financial information providing historical and projected earnings growth, the prior year financial results, and the Company’s expected financial performance for the current year, and consults with management, including financial personnel, and Mercer. Based on this process, the committee ultimately determines the goals and the range of award opportunities for achievement of the goals, including the weighting of each goal, for the CEO and the CFO, subject to ratification by the board of directors.

The process for setting the annual operating objectives for the CEO and CFO begins with the CEO, who recommends to the committee at the beginning of each year the objectives for both himself and the CFO for the year. The committee then reviews these operating objectives in the context of Manpower’s strategic plans and financial plan, and subject to any further adjustments, approves them.

After the close of each year, a determination is made regarding the achievement by the CEO and CFO of their goals and objectives for the year. The committee reviews and approves a determination of the amount of the annual incentive award based on achievement of the objective financial goals established by the committee for each at the beginning of the year. The committee also reviews the CEO and CFO’s performance and the achievement of the operating objectives for the year. Based on this review, the committee makes a determination as to the amount of any award for the year tied to achievement of these objectives for the CEO and CFO, subject to ratification by the board of directors.

Equity awards to the CEO and CFO, including applicable vesting schedules, are determined by the committee and usually approved by the committee at its regularly scheduled meeting in February of each year. The grant date of such awards is the date the committee approves the grant. The exercise price of any options granted is the closing price on the date of grant. The board of directors must approve any grants to the CEO and the CFO.

As part of the decision-making process on compensation matters affecting the CEO, the committee meets in executive session without the CEO or other management present. Likewise, when considering ratification of compensation matters for the CEO, the board of directors meets in executive session.

Determinations for NEOs other than the CEO and CFO:

The process for setting the annual financial goals for the other NEOs begins with the selection of the objective financial metrics to be used for a particular NEO and the establishment by the CEO and the CFO of proposed goals for the NEOs based on the selected metrics. The EPS metric is used for each NEO and the EPS goals are the same as those used for the CEO and the CFO. The CEO and the CFO determine the proposed goals and award opportunities for the NEO’s other objective financial metrics. The committee then reviews the recommended financial goals and makes any adjustments it deems appropriate, and then approves the financial goals and the range of award opportunities for achievement of the goals, including the weighting of each goal.

The operating objectives for the other NEOs are established by the CEO at the beginning of each year.

After the close of each year, the committee reviews and approves a determination of the amount of the annual incentive to each NEO for achievement of the NEO’s objective financial goals. The CEO also makes a determination as to the amount of any annual award based on achievement of the operating objectives for each NEO and presents a recommended award for each NEO to the committee for its review and approval.

Equity awards to NEOs, including applicable vesting schedules, are determined by the committee and usually approved by the committee at its regularly scheduled meeting in February of each year. The CEO recommends to the committee the individual grants for all NEOs other than himself. The committee reviews the recommendations, makes any adjustments it deems appropriate, and makes the grants. The committee may make grants to NEOs at other times during the year as it deems appropriate. The grant date of such awards is the date the committee approves the grant, except the grant date for a new hire ordinarily is the date of hire if such hire date is after the date of committee approval. The exercise price of any options granted is the closing price on the date of grant.

Components of the 2008 Executive Compensation Program

Base salary.    Manpower has included base salary as a component of its executive compensation program in order to attract and retain the executive talent needed to run a complex global business, as well as to compensate NEOs for their day-to-day efforts. Generally, base salary is set near the median of base salaries paid in the relevant competitive market for the particular position, but each NEO may have a base salary above or below the median of the competitive market because the committee also takes into account the individual factors described above. As a result of the competitive market and the complexity of the role, his level of responsibility, and his overall impact on Manpower, the CEO’s base salary is materially larger than the next highest paid NEO.

The committee decided to increase two of the NEO’s base salaries in 2008 in order to reflect the competitive market and in recognition of their contributions to Manpower. The CFO’s salary was increased from $500,000 to $550,000 and Ms. Beck’s salary was increased from $420,000 to $460,000. None of the other NEOs’ base salaries were increased in 2008. The committee considered whether to increase the CEO’s salary for 2009, but ultimately concluded that his current base salary is appropriate, after considering the competitive market and the economic environment. None of the other NEOs’ base salaries were increased for 2009.

Base salary levels affect the value of other compensation and benefit elements. Specifically, because the annual incentive is awarded as a percentage of base salary, a higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. The value of the long-term incentive awards is not determined as a multiple of base salary, and therefore an increase in base salary does not automatically result in an increase in long-term incentive award levels. Finally, the level of severance benefit each NEO may receive is increased if his or her base salary is increased.

2008 annual incentive awards for CEO and CFO.    The annual incentive plan for the CEO and the CFO for 2008 was the Corporate Senior Management Annual Incentive Plan. The objective financial goals used under this plan for the CEO and CFO were EPS and EP for the year. Manpower’s threshold performance goals for EPS and EP were not met during 2008 and, consequently, no annual incentive awards for such financial objectives under such awards were paid to the CEO and CFO.

EPS is defined as diluted earnings per share of Manpower on a consolidated basis. The committee believes that using EPS as a performance goal keeps the CEO and the CFO focused on producing financial results that align with the interests of shareholders. In this regard, Manpower is in a cyclical business which is influenced by economic and labor market cycles that are outside of Manpower’s control, and it is important that the senior executives manage short-term results closely to be able to adjust strategy and execution in quick response to external cycle changes.

EP is defined as net operating profit after taxes of Manpower on a consolidated basis less a capital charge. Part of Manpower’s business strategy is to manage itself to produce returns in excess of its cost of capital. EP as a performance goal promotes this strategy.

The following table shows the EPS and EP goals established by the committee for 2008:

Goal	Threshold	Target	Outstanding
EPS	$4.87	$5.34	$6.05
EP	$115MM	$150MM	$190MM

As explained above, the operating objectives are tied to specific business strategic goals. For 2008, the CEO and CFO had three operating objectives: (1) make significant progress with respect to the implementation of Manpower’s branch branding initiative and related training; (2) significantly increase gross profit in Manpower’s professional and specialty brands through a combination of organic growth and acquisitions; and (3) achieve meaningful revenue growth in Manpower’s small/medium business segment. These particular objectives were established by the committee based on the recommendation of the CEO and the committee’s judgment that they were appropriate in the context of the strategic plan and financial plan of Manpower.

For 2008, the CEO and CFO total annual incentive award opportunity was weighted 40% to EPS, 40% to EP and 20% to the operating objectives. The committee assigned a combined weighting of 80% to these two objective financial goals based on its view, expressed above, that pay should be aligned with results and its judgment that the goals largely provide the appropriate incentive for management. Between the two metrics, it believed that both were equally important. At the same time, the committee believed it appropriate to reserve 20% of the weighting for the operating objectives in order to provide a financial incentive for achievement of the particular strategic and operational initiatives identified in consultation with the CEO. In addition, the committee set the award opportunities for the CEO and the CFO for 2008 as follows. For the CEO, the incentive award payable for target performance was 150% of base salary, for outstanding performance was 300% of base salary, and for threshold performance was 37.5% of base salary, and for the CFO, the incentive award payable for target performance was 100% of base salary, for outstanding performance was 200% of base salary, and for threshold performance was 25% of base salary.

Accordingly, the annual incentive payable to the CEO as a percentage of 2008 base salary for achieving threshold, target or outstanding results for each measure of results was as follows:

	Threshold	Target	Outstanding
EPS goal	15%	60%	120%
EP goal	15%	60%	120%
Operating Objectives	7.5%	30%	60%
Total	37.5%	150%	300%

For the CFO, the annual incentive payable as a percentage of base salary at threshold, target or outstanding results for each measure was as follows:

	Threshold	Target	Outstanding
EPS goal	10%	40%	80%
EP goal	10%	40%	80%
Operating Objectives	5%	20%	40%
Total	25%	100%	200%

These award opportunities were the same as the award opportunities for 2007. For 2009, the weighting of the operating objectives component increased from 20% to 25%, while the weighting of the EPS and EP goals were each reduced to 37.5%. This change was made to increase the amount of the overall incentive opportunity tied to operating objectives in an effort to increase focus on the specific business goals in the current economic environment.

The committee considers the competitive market in designing its incentive award levels in the manner described above. The CEO’s award opportunities are higher than the opportunities for the other NEOs. Likewise, the CFO’s award opportunities are higher than those of all other NEOs except the CEO. The committee determined these award levels taking into account the competitive market data and the committee’s objective of emphasizing results-based pay rather than fixed salary in the Manpower compensation program. In the case of the CEO, the committee also took into account his broad role with final accountability for Manpower’s global results, and in the case of the CFO, the committee took into account not only his significant financial role within Manpower but also his broader senior management role.

The determination of the extent to which the operating objectives have been achieved is based on the committee’s subjective judgment regarding achievement and, where applicable, on achievement of quantitative measures associated with an operating objective. While the CEO provides the committee with his assessment of the achievement of the operating objectives for the CEO and the CFO, the committee makes its own assessment of the extent to which each operating objective was achieved.

For 2008, the committee approved an incentive award to each of the CEO and CFO at levels determined in the committee’s judgment to be appropriate based on their achievement of the operational objectives that were set forth for them at the beginning of the year. Although the committee determined that the CEO and CFO achieved their operational objectives at a level reflective of performance above target achievement, in light of Manpower’s financial performance and as recommended by the CEO, the committee capped the level of payment under this portion of the incentive awards at the target level. These awards are shown in the Summary Compensation Table and are described in detail in the narrative following the Grants of Plan-Based Awards Table below.

2008 annual incentive awards for other NEOs.    The annual incentive plan for 2008 for the other NEOs was the Corporate Senior Management Annual Incentive Plan. The objective financial goals used under this plan for the other NEOs were based on Manpower EPS, and business unit financial metrics. Business unit financial metrics include:

•	Adjusted Operating Unit Profit (AOUP) which is defined as operating unit profit less a capital charge for outstanding accounts receivable.

•	Selling and administrative expenses as a percentage of gross profit.

•	Gross profit growth.

For the same reasons they have chosen to use EPS as a goal for the CEO and the CFO, the committee believes that using EPS as a performance goal helps to keep the other NEOs focused on producing financial results that align with the interests of shareholders. The other business unit financial results were selected to encourage the other NEOs to increase profitability in their respective business units.

The AOUP goals for the other NEOs for 2008 were as follows (in 000’s of USD):

		Threshold	Target	Outstanding
Barbara J. Beck	– AOUP of EMEA	$215,000	$228,000	$270,000
Françoise Gri	– AOUP of France	$140,000	$154,000	$170,000
Darryl Green	– AOUP of Asia Pacific	$17,000	$21,000	$30,000
Jonas Prising	– AOUP of U.S. and Canada	$45,000	$52,000	$62,000
Owen J. Sullivan	– AOUP of Jefferson Wells	$12,000	$18,000	$26,000
	– AOUP of Right Management	$24,000	$27,000	$32,000

Manpower believes that to disclose the business unit S&A/Gross Profit and Gross Profit Growth goals for the NEOs would reveal business strategy and expose Manpower to competitive harm. The target level for each goal was designed to be reasonably achievable for the NEO with high quality management performance, given the economic conditions and other circumstances at the time the goal was established. On the other hand, the outstanding level for the goal was designed to be difficult to achieve under those circumstances, while the threshold level was designed to be achievable with satisfactory management performance. In fact, in each instance where an S&A/Gross Profit and Gross Profit Growth goal was used for 2008, actual results were below threshold, so no incentive was earned.

The operating objectives for the other NEOs for 2008 are summarized as follows:

Barbara J. Beck	–	increase business in particular segments within EMEA, increase revenue across EMEA, and pursue certain development goals.

Françoise Gri	–	pursue management objectives with respect to French operations, increase revenue in France, and pursue certain development goals.

Darryl Green	–	pursue certain strategies for increasing revenues in the Asia Pacific region and achieve management development goals.

Jonas Prising	–	implement company initiatives, increase revenue and profit in the United States and Canada, and achieve management development goals.

Owen J. Sullivan	–	implement company initiatives for Right Management and Jefferson Wells and pursue certain management development goals.

These particular objectives were selected by the CEO based on his judgment that they promoted the strategic plan of Manpower on a company-wide basis and relative to each NEO’s business unit.

The annual incentive payable to the NEOs as a percentage of 2008 base salary for achieving threshold, target or outstanding results for each measure of results were as follows:

Barbara J. Beck, Françoise Gri, Darryl Green and Jonas Prising

	Annual Incentive Payment as a Percentage of 2008 Base Salary
	Threshold	Target	Outstanding
AOUP Goal	8.75%	26.25%	52.5%
S&A/Gross Profit	2.5%	7.5%	15%
Gross Profit Growth	2.5%	7.5%	15%
EPS Goal	5%	15%	30%
Operating Objectives	6.25%	18.75%	37.5%
Total	25%	75%	150%

Owen J. Sullivan

	Annual Incentive Payment as a Percentage of 2008 Base Salary
	Threshold	Target	Outstanding
AOUP Goal (for Jefferson Wells and Right Management allocated 50% each)	12.5%	37.5%	75%
EPS Goal	5%	15%	30%
Operating Objectives	7.5%	22.5%	45%
Total	25%	75%	150%

The committee considers the competitive market in designing its incentive award levels in the manner described above. In addition, the committee attempts to offer similar levels of annual incentive opportunities (as a percentage of salary) to NEOs with similar levels of responsibility at the company.

None of the other NEOs earned an incentive award for 2008 based on achievement of the financial goals and award opportunities applicable to the NEO except for Mr. Sullivan, who earned the maximum award with respect to the AOUP goal for Right Management. The committee, based upon the recommendation of the CEO, did approve incentive awards to each of the NEOs that were determined to be appropriate based on the achievement of each NEO’s operational objectives for the year. As it did with the CEO and CFO, in light of the company’s financial performance and as recommended by the CEO, the committee capped the payment of this portion of the incentive award at the target level for all other NEOs, irrespective of whether any of the NEO’s performance was determined to be above target achievement. The total incentive awards are shown in the Summary Compensation Table below and are described in detail in the narrative following the Grants of Plan-Based Awards Table below.

For 2009, the performance metrics used for the other NEOs are the same except that the S&A/Gross Profit and Gross Profit Growth metrics were not used. Instead, the only metrics being used are EPS and AOUP for the region for which they are responsible. The CEO recommended, and the committee approved, this approach on the basis that the current economic conditions made it impossible to establish a meaningful financial goal for the S&A/Gross Profit and Gross Profit Growth metrics.

2008 long-term incentive awards for all NEOs.

The committee awarded stock options and performance share units to the NEOs in 2008.

The performance criteria for the performance share units granted to all NEOs in 2008 is Manpower’s average operating profit margin for 2008, 2009 and 2010. Operating profit margin (expressed as a percentage) is defined as annual operating profit divided by revenues from services, with adjustments (1) to reverse the impact of any changes in our accounting methods made during the performance period and (2) to reverse the impact of any of the following items that exceed $10 million in any year (the $10 million threshold to be measured separately for each item category): charges for goodwill impairment; nonrecurring restructuring gains or charges; and nonrecurring accrual adjustments pertaining to periods outside of the period of measurement.

The committee used operating profit margin as the performance criteria for the performance share units based on its judgment that this metric is a key driver of long-term shareholder value. The number of units that vest and are then delivered in shares to the individual executive varies depending on performance against the goal. For the cycle that begins with 2008, the performance levels established by the committee are shown in the following table.

	Threshold	Target	Maximum
Average Operating Profit Margin 2008-2010	3.35%	3.45%	3.79%

These performance goals were established by the committee based on the recommendation of the CFO, advice received by the committee from Mercer about the recommended goals, and the committee’s judgment that they were appropriate after considering Manpower’s financial performance, as well as its operating and strategic plans for the three-year performance cycle including financial projections. The committee granted performance share units to NEOs in 2007 based on average operating profit margin for the 2007-2009 cycle. The performance levels established by the committee for the 2008-2010 cycle represent an increase over the performance levels established for the 2007-2009 cycle.

The numbers of performance share units and options granted to each NEO are shown in the Grants of Plan-Based Awards table below. In making decisions about the stock options and performance share units to grant the NEOs, the committee takes into account the competitive market data, individual and corporate/business unit performance, and the individual factors described above. Using these factors, a target value for incentive equity grants is determined for each NEO. The committee believes that stock options provide a strong overall incentive to maximize share price while the performance share units provide a more targeted incentive to improve operating profit margin. The allocation between the two forms of incentive for 2008 was determined based on the committee’s judgment that each should be awarded approximately equal weight to obtain the appropriate incentive mix, although putting slightly more emphasis on the overall incentive provided by stock options.

Retirement and Deferred Compensation Benefits

Career shares.    Taking into consideration the lack of any active company-sponsored pension plan at Manpower for the NEOs, the committee selectively uses restricted stock that vests completely on a single date several years into the future to provide a deferred compensation benefit as well as a retention incentive. The committee considers each year whether to make any such grants, to whom to make such grants and the size of such grants. The committee makes these determinations by taking into account what is most appropriate for an NEO in view of the retention incentive provided by the award and the perceived need to supplement the NEO’s deferred compensation benefits. In 2008, career shares were granted only to the CEO.

Nonqualified deferred compensation plan.    Manpower maintains tax-qualified 401(k) plans for its U.S. employees. For compliance reasons, once an executive is deemed to be “highly compensated” within the meaning of Section 414(q) of the Internal Revenue Code, the executive is no longer eligible to participate in Manpower’s 401(k) plans. Manpower maintains a separate non-qualified savings plan for eligible executives, providing comparable benefits to those provided to 401(k) plan participants although not as favorable for tax purposes as a qualified plan, including compensation deferrals and matching and profit-sharing contributions. The committee maintains this program in an effort to provide NEOs with reasonably competitive benefits to those in the competitive market.

Other Benefits

NEOs participate in the health and dental coverage, company-paid term life insurance, disability insurance, paid time off, and paid holiday programs applicable to other employees in their locality. These rewards are designed to be competitive with overall market practices, while keeping them at a reasonable level. The benefits are in place to attract and retain the talent needed in the business.

Manpower sponsors an employee stock purchase plan allowing employees to purchase common stock at a discount. The plan is broad-based and available to all U.S. employees, including qualifying temporary employees, and employees in certain other countries.

Manpower reimburses NEOs for financial planning assistance. This benefit is provided to ensure that executives prepare adequately for retirement, file their taxes and conduct all stock transactions appropriately. In addition, Manpower provides memberships in clubs for business entertaining. This benefit is provided as it is common practice to conduct business at these clubs in the Milwaukee area. None of the NEOs use these clubs for personal purposes. Manpower also maintains a broad-based auto program that covers approximately 155 management employees in the U.S., including the U.S.-based NEOs. Pursuant to this program, Manpower pays 75% of the cost of a leased car for the NEOs based in the U.S. In connection with her assignment to the United Kingdom until March 31, 2008, Ms. Beck participated in an auto program in the United Kingdom under which she received a monthly stipend for the cost of a leased car. For the remainder of 2008, she participated in the U.S. broad-based auto program. Consistent with local practice in France and Japan, Manpower provides Ms. Gri a company car and Mr. Green with a car allowance. All of these car programs are an integral part of Manpower’s benefit package and are viewed as a high value benefit by the NEOs.

Except in connection with expatriate assignments, as discussed below, Manpower does not pay tax gross ups to its NEOs on any of the above benefits.

Severance Arrangements

Manpower has entered into severance agreements (which include change of control benefits) with each of the NEOs. The committee believes that severance and change of control policies are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a competitive market. The committee also believes that such agreements benefit Manpower by clarifying the terms of employment and by protecting Manpower’s business through non-competition, non-solicitation and non-disclosure provisions. Furthermore, the committee believes that change of control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the organization before a transaction closes. This outcome can reduce the value of the organization to a buyer or to the shareholders if a transaction fails to close.

The severance agreements provide benefits to the NEOs in the event of certain terminations, such as involuntary terminations not for “cause” or voluntary terminations for “good reason.” The amount of the benefits under the agreements is enhanced if the termination is associated with a change of control. However, there must be a termination of the NEO’s employment in order for the NEO to receive the enhanced benefits upon a change of control. Each NEO’s potential severance benefit is affected by the level of his or her base salary and annual incentive opportunity.

The committee has chosen these events as triggering a payment because they involve an involuntary termination or constructive termination that did not arise from a failure to perform or misconduct and that, in the absence of the agreement, could result in the loss of substantial benefits that the NEO would otherwise have earned. Furthermore, the committee recognizes that even in a competitive market for executive talent, the number of comparable positions at comparable companies is limited and finding a replacement position following an involuntary termination may take a substantial amount of time.

The committee believes it is appropriate to have such agreements, provided the agreements have a limited term and are periodically subject to renewal and approval by the committee and the board of directors. The committee periodically reviews the benefits provided under the agreements to ensure that they serve Manpower’s interests in retaining key executives, are consistent with market practice and are reasonable. When conducting this review, the committee includes an assessment of the total value of benefits that would accrue to each executive under the various applicable severance scenarios. In February 2008, the committee conducted a review of the severance agreements entered into between Manpower and each of the NEOs. This review resulted in the committee making certain changes to the severance agreements that were entered into between Manpower and each of the CEO and the CFO in February 2008, as compared to the form of severance agreement which had been used by Manpower in prior years. As well, severance agreements with each of the other NEOs, except Ms. Gri, were amended and restated in November to address compliance with certain sections of the Internal Revenue Code and to generally provide consistency among the severance agreements held by the CEO, CFO and the other NEOs.

Additional Executive Compensation Policies

Stock ownership guidelines.    The committee believes that NEOs and other senior executives should hold a meaningful stake in Manpower to align their economic interests with those of the shareholders. To that end, the committee adopted stock ownership guidelines that are based on the stock price and base salary in effect on December 31, 2005. The committee has set a goal of five years for these senior executives to attain the targeted ownership levels. In determining whether targeted ownership levels have been met, the committee only takes into account actual shares owned and vested stock options and does not consider any unvested restricted stock, unvested stock options, outstanding performance share units or unvested restricted stock units held by the NEOs. The committee reviewed these guidelines in 2008 and did not make any changes to the guidelines. As indicated in the following table, as of December 31, 2008, each of the NEOs had met these guidelines, except for Ms. Gri and Mr. Green, both of whom were recent hires in 2007.

NEO	Target as a multiple of salary	Target value($)		Target number of shares(#)	Number of shares held as of December 31, 2008(#)	Status as of December 31, 2008
Jeffrey A. Joerres	5	5,000,000		107,526	825,514	Guideline met
Michael J. Van Handel	3	1,500,000		32,258	245,614	Guideline met
Françoise Gri	2	1,049,760	(1)	22,575	5,000	Recent hire
Barbara J. Beck	2	840,000		18,064	121,705	Guideline met
Owen J. Sullivan	2	800,000		17,204	59,623	Guideline met
Darryl Green	2	850,000	(1)	18,279	5,000	Recent hire
Jonas Prising	2	700,000		15,053	34,778	Guideline met

(1)	For NEOs that became NEOs after 2005, the target values are based on their respective salaries in effect at the time each became an NEO.

Manpower has also adopted a policy to prohibit designated individuals, including the NEOs, from engaging in short-selling of Manpower securities and buying and selling puts and calls on Manpower securities without advance approval. To date, no designated individual has requested approval to engage in such a transaction.

Expatriate policies.    As a result of being a global company, Manpower has the need at times to assign its executives outside of their home country. Also, Manpower’s executive development strategy includes providing its executives the opportunity to acquire management experience outside of their home country. This experience is essential to developing executives who can lead within a global company. To facilitate this strategy and to induce the executives to make such a change, Manpower provides expatriate benefits which eliminate any tax disadvantages caused by a relocation and compensate them for the disruption it causes to them and to their families.

For the first part of 2008, Ms. Beck was provided certain benefits in connection with her assignment to lead EMEA, based in the United Kingdom. The assignment agreement was effective January 1, 2006 and ended March 31, 2008, with certain benefits continuing under that agreement until July 2008. The assignment agreement provided for benefits related to Ms. Beck’s relocation, including eligibility to participate in an automobile program, payment or reimbursement for housing, tuition, tax preparation, moving and return visit expenses, and tax equalization and tax gross up payments. Although Ms. Beck continues to lead EMEA, effective as of April 1, 2008, Ms. Beck is now based out of the United States and is no longer provided with the benefits that were previously provided to her under her assignment agreement.

Mr. Prising has similar benefits associated with his assignment to the U.S. to lead Manpower’s North American operations. The initial term of Mr. Prising’s assignment was three years, but the term was extended for an additional two years in December of 2008, extending such benefits until the end of 2010. Mr. Green also has similar benefits associated with his position leading Manpower’s Asia-Pacific operations, although there is no fixed term for Mr. Green’s agreement.

Other Material Tax Implications of the Executive Compensation Program

Tax implications for Manpower.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s CEO and three most highly compensated executive officers (other than the CEO and CFO) in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where necessary for covered executives, the committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the committee has taken steps to qualify the stock option awards, performance share unit awards and the objective components of awards it makes under the Corporate Senior Management Annual Incentive Plan as performance-based compensation for this purpose. However, the committee may implement compensation arrangements that do not satisfy these requirements for deductibility if it determines that such arrangements are appropriate under the circumstances. In addition, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the committee cannot assure that compensation intended by the committee to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Tax implications for NEOs.    The committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code. For example, Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The committee has structured the elements of Manpower’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs. Section 280G and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change of control and results in the loss of the compensation deduction for such payments by the executive’s employer. The committee has structured the change of control payments under its severance agreements with the CEO and CFO to include a gross up for excise taxes imposed under Section 280G in order to preserve the after-tax value of those payments for those executives. For other NEOs, the change of control payments have been structured to limit the amount of the severance payment in the event that the severance payment will be subject to excise taxes imposed under Section 280G, but only where the after-tax amount received by the NEO would be greater than the after-tax amount without regard to such limitation.

The following table summarizes compensation information for Manpower’s CEO, CFO, the three most highly compensated executive officers, and the two other executive officers who are business unit leaders. For purposes of providing consistent compensation disclosure year to year, we have included summary compensation information for our CEO and CFO and for all of our executive officers who are business unit leaders (rather than the three most highly compensated executive officers other than the CEO and CFO), as the individuals comprising such group may change from year to year based on changes in total compensation. We refer to this group of seven executive officers as the named executive officers (“NEOs”).

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey A. Joerres	2008	1,000,000	0	1,770,868	2,597,343	300,000	6,482	69,082	5,743,775
CEO	2007	1,000,000	0	3,848,490	1,951,984	2,801,333	0	94,212	9,696,019
	2006	1,000,000	0	2,653,670	1,633,175	3,000,000	0	90,706	8,377,551

Michael J. Van Handel	2008	550,000	0	480,036	762,923	110,000	7,407	49,194	1,959,560
CFO	2007	500,000	0	1,325,266	636,599	932,111	0	53,978	3,447,954
	2006	500,000	0	932,522	628,668	1,000,000	0	52,277	3,113,467

Barbara J. Beck(5)	2008	460,000	0	326,487	588,301	86,250	0	415,446	1,876,484
EVP and President, EMEA	2007	420,000	0	567,061	531,263	583,044	0	270,966	2,372,334
	2006	420,000	0	427,157	489,314	566,100	0	451,592	2,354,163

Owen J. Sullivan	2008	420,000	0	332,903	483,336	252,000	0	40,795	1,529,034
EVP and CEO, Right Management and Jefferson Wells	2007	420,000	0	645,774	438,457	387,744	0	27,152	1,919,127
	2006	400,000	100,000	427,157	342,720	240,000	0	55,609	1,565,486

Jonas Prising	2008	400,000	0	217,899	373,565	52,500	0	238,388	1,282,352
EVP and President, The Americas	2007	400,000	0	541,055	267,557	222,320	0	198,528	1,629,460
	2006	350,000	0	284,308	132,132	459,892	0	156,027	1,382,359

Darryl Green	2008	425,000	0	205,551	244,698	63,750	0	337,324	1,276,323
EVP and President, Asia Pacific and Middle East	2007	252,663	0	329,713	90,625	154,658	0	110,316	937,974

Françoise Gri(6)	2008	524,880	0	(50,867)	211,883	98,415	0	13,732	798,043
EVP and President, France	2007	422,791	0	101,733	97,144	549,129	0	54,388	1,225,185

(1)	The value of stock awards in this table for 2008 includes (i) the dollar amount recognized by Manpower for financial statement reporting purposes in 2008 for performance share units and restricted stock granted in 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Accounting For Stock-Based Compensation” (“SFAS 123(R)”) and (ii) the dollar amount recognized by Manpower for financial statement reporting purposes in 2008 under SFAS 123(R) for awards of performance share units and restricted stock granted prior to 2008 that were unvested during all or a portion of 2008. For each NEO, the amount of expense recognized was made up of:

For the CEO, $29,569 attributable to the restricted stock granted to him in 2004, $376,386 attributable to the career shares granted to him in 2005, $309,874 attributable to the career shares granted to him in 2006, $1,236,667 attributable to the performance share units granted to him in 2006, ($572,250) attributable to the performance share units granted to him in 2007, $390,622 attributable to the career shares granted to him in 2008, and $0 attributable to the performance share units granted to him in 2008.

For the CFO, $11,090 attributable to the restricted stock granted to him in 2004, $80,992 attributable to the career shares granted to him in 2005, $53,121 attributable to the career shares granted to him in 2006,

$525,583 attributable to the performance share units granted to him in 2006, ($190,750) attributable to the performance share units granted to him in 2007, and $0 attributable to the performance share units granted to him in 2008.

For Ms. Beck, $106,337 attributable to the restricted stock granted to her in 2005, $309,167 attributable to the performance share units granted to her in 2006, ($89,017) attributable to the performance share units granted to her in 2007, and $0 attributable to the performance share units granted to her in 2008.

For Mr. Sullivan, $106,337 attributable to the restricted stock granted to him in 2005, $309,167 attributable to the performance share units granted to him in 2006, ($114,450) attributable to the performance share units granted to him in 2007, $31,849 attributable to the career shares granted to him in 2007, and $0 attributable to the performance share units granted to him in 2008.

For Mr. Prising, $53,167 attributable to the restricted stock units granted to him in 2005, $247,333 attributable to the performance share units granted to him in 2006, ($114,450) attributable to the performance share units granted to him in 2007, $31,849 attributable to the career shares granted to him in 2007, and $0 attributable to performance share units granted to him in 2008.

For Mr. Green, $233,578 attributable to the restricted stock units granted to him in 2007, ($28,027) attributable to performance share units granted to him in 2007, and $0 attributable to performance share units granted to him in 2008.

For Ms. Gri, ($50,867) attributable to the performance share units granted to her in 2007, and $0 attributable to performance share units granted to her in 2008.

(2)	The value of options in this table for 2008 includes (i) the dollar amount recognized by Manpower for financial statement reporting purposes in accordance with SFAS 123(R) in 2008 for stock options granted in 2008 and (ii) the dollar amount recognized by Manpower for financial statement reporting purposes in 2008 under the modified prospective transition method in accordance with SFAS 123(R) for stock options that were granted prior to 2008 and were unvested during all or a portion of 2008. For a discussion of valuation assumptions, see Note 3 to Manpower’s Consolidated Financial Statements included in Manpower’s Annual Report on Form 10-K for the year ended December 31, 2008. For each NEO, the amount of expense recognized was made up of:

For the CEO, $61,146 attributable to the stock option granted to him in 2004, $554,628 attributable to the stock option granted to him in 2005, $585,848 attributable to the stock option granted to him in 2006, $732,981 attributable to the stock option granted to him in 2007, and $662,740 attributable to the stock option granted to him in 2008.

For the CFO, $18,348 attributable to the stock option granted to him in 2004, $184,876 attributable to the stock option granted to him in 2005, $202,797 attributable to the stock option granted to him in 2006, $191,213 attributable to the stock option granted to him in 2007, and $165,689 attributable to the stock option granted to him in 2008.

For Ms. Beck, $9,165 attributable to the stock option granted to her in 2004, $153,076 attributable to the stock option granted to her in 2005, $226,367 attributable to the stock option granted to her in 2006, $89,233 attributable to the stock option granted to her in 2007, and $110,460 attributable to the stock option granted to her in 2008.

For Mr. Sullivan, $6,545 attributable to the stock option granted to him in 2004, $118,204 attributable to the stock option granted to him in 2005, $117,256 attributable to the stock option granted to him in 2006, $152,970 attributable to the stock option granted to him in 2007, and $88,361 attributable to the stock option granted to him in 2008.

For Mr. Prising, $3,906 attributable to the stock option granted to him in 2004, $16,111 attributable to the stock option granted to him in 2005, $90,118 attributable to the stock option granted to him in 2006, $152,970 attributable to the stock option granted to him in 2007, and $110,460 attributable to the stock option granted to him in 2008.

For Mr. Green, $152,660 attributable to the stock option granted to him in 2007, and $92,038 attributable to the stock option granted to him in 2008.

For Ms. Gri, $121,050 attributable to the stock option granted to her in 2007, and $90,833 attributable to the stock option granted to her in 2008.

(3)	Although the amount of benefits for each NEO under the U.S. pension plans was frozen in 2000, the change in actuarial value is due to the change in actuarial assumptions from year to year, as calculated under the rules governing financial reporting for U.S. pension plans.

(4)	These amounts are described in further detail in the All Other Compensation Table.

(5)	$105,000 of Ms. Beck’s salary was paid to her in the UK in Pounds Sterling for the period January 1, 2008 to March 31, 2008 before her relocation to the U.S. The conversion rate at which rate her salary was paid for that period was 1.7536 (in U.S. Dollars), which was the agreed rate based on the currency rate in effect at the time of her assignment to the UK. Based on the exchange rate of 1.4479 (in U.S. Dollars) as of December 31, 2008, Ms. Beck’s 2008 salary was $441,695.

(6)	Ms. Gri’s annual salary is €400,000. Ms. Gri’s salary and incentive payment are paid in Euros and have been translated at an exchange rate of 1.3122 (in U.S. Dollars), which was the exchange rate on March 12, 2007, the date Ms. Gri joined Manpower. The amount of all other compensation has been translated at an exchange rate of 1.4097 (in U.S. Dollars), the rate in effect on December 31, 2008. Based on the exchange rate of 1.4097 (in U.S. Dollars), as of December 31, 2008, Ms. Gri’s salary was $563,880 and incentive compensation was $105,728.

All Other Compensation in 2008

Name & Principal Position	Perquisites & Other Personal Benefits ($)(1)		Tax Reimbursements ($)(2)		Payments/ Accruals on Termination Plans ($)	Company Contributions to Defined Contribution Plans ($)(3)	Total Other Compensation ($)
Jeffrey A. Joerres	39,082		0		0	30,000	69,082
CEO
Michael J. Van Handel	32,982		0		0	16,212	49,194
CFO
Barbara J. Beck	118,738	(4)	296,707	(5)	0	0	415,446
EVP and President, EMEA
Owen J. Sullivan	28,195		0		0	12,600	40,795
EVP and CEO, Right Management and Jefferson Wells
Jonas Prising	138,248	(6)	81,470	(7)	0	18,670	238,388
EVP and President, The Americas
Darryl Green	169,383	(8)	167,941	(9)	0	0	337,324
EVP and President, Asia Pacific and Middle East
Françoise Gri	13,732	(10)	0		0	0	13,732
EVP and President, France

(1)	Except as otherwise indicated, these amounts include the value attributable to each executive’s participation in Manpower’s company car program, auto insurance, life insurance premiums paid and/or the value of financial services paid for by Manpower.

(2)

Due to the complex nature of calculating these tax reimbursements, in certain cases the amounts are often paid to the NEOs one or more years after the income to which they relate was earned by the NEO. For 2008, however, in Ms. Beck’s case as described in footnote (5) below, due to the complexity of the withholding arrangements involved, payments of tax made on her behalf were in excess of the amounts owed and resulted in a refund due to the company.

(3)	These contributions were made by Manpower on behalf of the CEO and other NEOs under the terms of the Nonqualified Savings Plan. Further information regarding the Nonqualified Savings Plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative.

(4)	In addition to the amounts described above in footnote (1), this amount reflects certain overseas living expenses paid to Ms. Beck in connection with her assignment to the United Kingdom and in connection with her relocation of her home to the U.S. during 2008. Amounts paid in Pounds Sterling in this column have been translated at an exchange rate of 1.44790 (in U.S. Dollars), which was the exchange rate in effect on December 31, 2008. These amounts included health benefits, a car allowance, a car lease termination fee, moving expenses, apartment rental payments of $50,821, and tax compliance services.

(5)	This amount reflects tax gross up and tax equalization payments paid in 2008 to Ms. Beck in connection with her assignment to the United Kingdom attributable to compensation and she received during the period 2006-2008. The amount of these gross ups are subject to future adjustment after calculation of the final taxes due by Ms. Beck. Notwithstanding the foregoing, the amount reflected above does not include an additional amount of $391,188 in taxes which was paid on behalf of Ms. Beck in 2008, but for which the company expects to receive a refund in early 2009. Amounts included herein that were paid in Pounds Sterling have been translated at an exchange rate of 1.44790 (in U.S. Dollars), which was the exchange rate in effect on December 31, 2008.

(6)	In addition to the amounts described above in footnote (1), included in this amount are housing costs of $72,740, tuition payments of $31,656 for Mr. Prising’s children and tax compliance services. These benefits are paid to Mr. Prising in connection with his assignment to the U.S.

(7)	This amount reflects tax gross up and tax equalization payments paid in 2008 to Mr. Prising in connection with his assignment to the U.S. attributable to compensation and benefits received by him in 2007 and 2008.

(8)	In addition to the amounts described above in footnote (1), this amount reflects tax compliance services, a housing allowance of $90,000, a tuition allowance of $40,000 for Mr. Green’s children, and a car allowance of $28,185. These benefits are paid to Mr. Green in connection with his assignment to Japan and have been translated at an exchange rate for Japanese Yen of .008415454 (in U.S. Dollars), which was the average exchange rate in effect between the date he received his offer letter from Manpower on April 4, 2007 and the date he signed it on April 10, 2007. Based on the exchange rate of .0110670 (in U.S. Dollars) as of December 31, 2008, the total amount of benefits reflected in this column was $220,973 and specific conversions of the amounts mentioned above paid in Japanese Yen included a housing allowance of $118,357, a tuition allowance of $52,598, and a car allowance of $32,675.

(9)	This amount reflects the value of the gross up and tax equalization payments paid to Mr. Green in 2008 attributable to benefits provided to him in 2007 and 2008, and has been translated at an exchange rate for Japanese Yen of .0110670 (in U.S. Dollars), which was the exchange rate in effect on December 31, 2008.

(10)	In accordance with her employment agreement, Ms. Gri is provided with an automobile and this amount reflects the lease and maintenance payments associated with the automobile. Amounts paid in Euros in this column have been translated at an exchange rate of 1.4097 (in U.S. Dollars), which was the exchange rate in effect on December 31, 2008.

Grants of Plan-Based Awards in 2008

Name & Principal Position	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey A. Joerres CEO	Corporate Senior	—	375,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	Management Annual Incentive Plan (CSMAIP)
	2003 Equity Incentive Plan	2/20/2008	—	—	—	16,250	65,000	113,750	—	—	—	3,681,600
		2/20/2008	—	—	—	—	—	—	40,000	—	—	2,265,600
		2/20/2008	—	—	—	—	—	—	—	180,000	56.64	3,078,774

Michael J. Van Handel CFO	CSMAIP	—	137,500	550,000	1,100,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/20/2008	—	—	—	6,250	25,000	43,750	—	—	—	1,416,000
		2/20/2008	—	—	—	—	—	—	—	45,000	56.64	769,693

Barbara J. Beck EVP and President, EMEA	CSMAIP	—	115,000	345,000	690,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/20/2008	—	—	—	1,750	7,000	12,250	—	—	—	396,480
		2/20/2008	—	—	—	—	—	—	—	30,000	56.64	513,129

Owen J. Sullivan EVP and CEO, Right Management and Jefferson Wells	CSMAIP	—	105,000	315,000	630,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/20/2008	—	—	—	1,375	5,500	9,625	—	—	—	311,520
		2/20/2008	—	—	—	—	—	—	—	24,000	56.64	410,503

Jonas Prising EVP and President, The Americas	CSMAIP	—	100,000	300,000	600,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/20/2008	—	—	—	1,500	6,000	10,500	—	—	—	339,840
		2/20/2008	—	—	—	—	—	—	—	30,000	56.64	513,129

Darryl Green EVP and President, Asia Pacific and Middle East	CSMAIP	—	106,250	318,750	637,500	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/20/2008	—	—	—	1,500	6,000	10,500	—	—	—	339,840
		2/20/2008	—	—	—	—	—	—	—	25,000	56.64	427,607

Françoise Gri EVP and President, France	CSMAIP	—	131,220	393,660	787,320	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/20/2008	—	—	—	1,750	7,000	12,250	—	—	—	396,480
		3/11/2008	—	—	—	—	—	—	—	27,000	55.10	449,258

(1)	These amounts represent the 2008 incentive amounts established under the Corporate Senior Annual Management Incentive Plan.

(2)	These amounts represent the number of performance share units for the three-year performance period from 2008-2010.

(3)	Amount represents the number of career shares granted in February 2008.

(4)	These amounts represent the number of shares underlying stock options that were granted in 2008.

(5)	The grant date fair value of stock and option awards granted in 2008 that are reported in this column have been computed in accordance with SFAS 123(R).

Compensation Agreements and Arrangements

Manpower entered into compensation agreements and severance agreements with the CEO and the CFO in February 2008 that replaced their prior agreements, which were set to expire. The term under each of the compensation agreements and severance agreements expires on the first to occur of (1) the date two years after the occurrence of a change of control of Manpower or (2) February 20, 2011, if no such change of control occurs before February 20, 2011. The severance agreements with the CEO and the CFO are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table. Under the compensation agreements, the CEO and the CFO are entitled to receive a base salary, as may be increased from time to time by Manpower, and each is entitled to receive incentive compensation in accordance with an annual incentive plan approved and administered by the executive compensation committee. The CEO is entitled to receive an annual base salary of at least $1,000,000 per year, and the CFO is entitled to receive an annual base salary of at least $550,000 per year. The annual incentive plan for the CEO and the CFO is described in further detail in the Compensation Discussion and Analysis included in this proxy statement.

In addition, the CEO and CFO are eligible for all benefits generally available to the senior executives of Manpower, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits. The compensation agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with Manpower and during the two-year period following the termination of the executive’s employment with Manpower, and nonsolicitation provisions that are effective during the term of the executive’s employment with Manpower and during the one-year period following the termination of the executive’s employment with Manpower.

Ms. Beck, Mr. Sullivan, Mr. Prising, Mr. Green and Ms. Gri currently receive an annual incentive bonus determined pursuant to an incentive arrangement with Manpower and have entered into severance agreements with Manpower. The annual incentive bonus arrangements are described in further detail in the Compensation Discussion and Analysis included in this proxy statement and the severance agreements for each NEO are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Ms. Beck received expatriate benefits in connection with her assignment to the United Kingdom, which assignment ended on March 31, 2008, when Ms. Beck relocated her home to the United States. During 2008, Mr. Prising received expatriate benefits in connection with his assignment to Milwaukee, Wisconsin. Both of these expatriate benefit arrangements are described in further detail in the Compensation Discussion and Analysis included in this proxy statement.

In connection with his employment as President, Asia Pacific Operations, Manpower entered into an agreement with Mr. Green to provide for benefits related to Mr. Green’s appointment in Japan, including a car allowance, payment or reimbursement for housing, tuition, tax preparation, moving and return visit expenses, tax gross ups on these expenses and tax equalization payments.

In connection with her appointment as President of Manpower France SAS, Ms. Gri entered into an employment agreement with Manpower France Holdings SAS. Under her employment agreement, she is entitled to receive an annual base salary of €400,000, as may be increased from time to time, and she is entitled to receive annual incentive compensation. In addition, under her employment contract, Ms. Gri is entitled to reimbursement of her business expenses, a company car, and a limited number of vacation days. Her employment agreement also contains nondisclosure provisions that are effective during the term of her employment with Manpower and following the termination of her employment with Manpower.

2008 Annual Incentive Awards

The following tables illustrate the achievement of the performance targets in relation to the payment of the 2008 Annual Incentive Awards.

For 2008, Manpower’s EPS was $4.69 (compared to $4.87 at threshold, $5.34 at target and $6.05 at outstanding) and EP was $112.5 MM (compared to $115 MM at threshold, $150 MM at target and $190 MM at outstanding).

Jeffrey A. Joerres — 2008 Annual Incentive Calculation

	Performance Level	Percentage of 2008 Salary	Amount Earned
EPS Goal	Below Threshold	0%	$0
EP Goal	Below Threshold	0%	$0
Operating Objectives	Target	30%	$300,000
Total Incentive		30%	$300,000

Michael J. Van Handel — 2008 Annual Incentive Calculation
	Performance Level	Percentage of 2008 Salary	Amount Earned
EPS Goal	Below Threshold	0%	$0
EP Goal	Below Threshold	0%	$0
Operating Objectives	Target	20%	$110,000
Total Incentive		20%	$110,000

Barbara J. Beck — 2008 Annual Incentive Calculation
	Performance Level	Percentage of 2008 Salary	Amount Earned
AOUP of EMEA Goal	Below Threshold	0%	$0
S&A/Gross Profit	Below Threshold	0%	$0
Gross Profit Growth	Below Threshold	0%	$0
EPS Goal	Below Threshold	0%	$0
Operating Objectives	Target	18.75%	$86,250
Total Incentive		18.75%	$86,250

Owen J. Sullivan — 2008 Annual Incentive Calculation
	Performance Level	Percentage of 2008 Salary	Amount Earned
AOUP of Jefferson Wells Goal	Below Threshold	0%	$0
AOUP of Right Management Goal	Outstanding	37.50%	$157,500
EPS Goal	Below Threshold	0%	$0
Operating Objectives	Target	22.50%	$94,500
Total Incentive		60%	$252,000

Jonas Prising — 2008 Annual Incentive Calculation

	Performance Level	Percentage of 2008 Salary	Amount Earned
AOUP of U.S. and Canada Goal	Below Threshold	0%	$0
S&A/Gross Profit	Below Threshold	0%	$0
Gross Profit Growth	Below Threshold	0%	$0
EPS Goal	Below Threshold	0%	$0
Operating Objectives	Above Threshold	13.125%	$52,500
Total Incentive		13.125%	$52,500

Darryl Green — 2008 Annual Incentive Calculation
	Performance Level	Percentage of 2008 Salary	Amount Earned
AOUP of Asia Pacific Goal	Below Threshold	0%	$0
S&A/Gross Profit	Below Threshold	0%	$0
Gross Profit Growth	Below Threshold	0%	$0
EPS Goal	Below Threshold	0%	$0
Operating Objectives	Above Threshold	15%	$63,750
Total Incentive		15%	$63,750

Françoise Gri - 2008 Annual Incentive Calculation (1)
	Performance Level	Percentage of 2008 Salary	Amount Earned
AOUP of France Goal	Below Threshold	0%	$0
S&A/Gross Profit	Below Threshold	0%	$0
Gross Profit Growth	Below Threshold	0%	$0
EPS Goal	Below Threshold	0%	$0
Operating Objectives	Target	18.75%	$98,415
Total Incentive		18.75%	$98,415

(1)	Ms. Gri’s incentive is paid in Euros and has been translated above at an exchange rate of 1.3122 (in U.S. Dollars), which was the exchange rate on March 12, 2007.

Grants Under the 2003 Equity Incentive Plan

Stock options.    Manpower made grants of stock options to all of the NEOs (other than Ms. Gri) under the 2003 Equity Incentive Plan in February 2008. To comply with certain French laws, Manpower made a stock option grant to Ms. Gri in March 2008. The stock options granted in 2008 vest 25% per year over a four-year period and if they are not exercised, they expire in ten years (or earlier following a termination of employment). Additional vesting terms applicable to these options are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Performance share units.    Manpower made grants of performance share units to all of the NEOs under the 2003 Equity Incentive Plan in February of 2008. Each NEO received a performance share unit grant that will vest if the relevant performance goal of Operating Profit Margin Percentage is met for the three-year performance period.

The following table shows the goals established by the committee in 2008 for the 2008-2010 performance period for these performance share units:

	Threshold	Target	Maximum
Average Operating Profit Margin 2008-2010	3.35%	3.45%	3.79%

No dividends are paid on the performance share units unless and until actual shares are issued to the NEO upon the vesting of the performance share units. Additional vesting terms applicable to the performance share unit grants made in 2008 are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Career shares.    Manpower made a grant of career shares to the CEO in February 2008, which was granted as restricted stock with a five-year vesting term. Dividends are paid on the shares of restricted stock under these awards. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Outstanding Equity Awards at December 31, 2008

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Jeffrey A. Joerres	100,000	—		—	$21.94	07/20/2009	—		—	—		—
CEO	65,500	—		—	$33.69	02/14/2010	—		—	—		—
	65,300	—		—	$31.78	03/12/2011	—		—	—		—
	250,000	—		—	$33.96	02/19/2012	—		—	—		—
	35,000	—		—	$31.16	02/18/2013	—		—	—		—
	50,000	—		—	$44.08	02/18/2014	—		—	—		—
	75,000	75,000	(4)	—	$44.37	02/16/2015	—		—	—		—
	65,000	65,000	(5)	—	$52.78	02/14/2016	—		—	—		—
	28,750	86,250	(6)	—	$76.30	02/14/2017	—		—	—		—
	—	180,000	(7)		$56.64	02/20/2018
	—	—		—	—	—	45,000	(8)	$1,529,550	—		—
	—	—		—	—	—	35,000	(9)	$1,189,650	—		—
	—	—		—	—	—	40,000	(10)	$1,359,600	—		—
	—	—		—	—	—	—		—	40,000	(14)	$1,359,600
	—	—		—	—	—	—		—	45,000	(15)	$1,529,550
										65,000	(16)	$2,209,350

Michael J. Van Handel	120,000	—		—	$33.96	02/19/2012	—		—	—		—
CFO	13,500	—		—	$31.16	02/18/2013	—		—	—		—
	15,000			—	$44.08	02/18/2014	—		—	—		—
	25,000	25,000	(4)	—	$44.37	02/16/2015	—		—	—		—
	22,500	22,500	(5)	—	$52.78	02/14/2016	—		—	—		—
	7,500	22,500	(6)	—	$76.30	02/14/2017	—		—	—		—
	—	45,000	(7)	—	$56.64	02/20/2018
	—	—		—	—	—	9,000	(8)	$305,910	—		—
	—	—		—	—	—	6,000	(9)	$203,940	—		—
	—	—		—	—	—	—		—	17,000	(14)	$577,830
	—	—		—	—	—	—		—	15,000	(15)	$509,850
	—	—		—	—	—	—		—	25,000	(16)	$849,750

Barbara J. Beck	40,000	—		—	$33.96	02/19/2012	—		—	—		—
EVP and President,	15,000	—		—	$44.08	02/18/2014	—		—	—		—
EMEA	31,078	10,360	(4)	—	$44.37	02/16/2015	—		—	—		—
	25,115	25,116	(5)	—	$52.78	02/14/2016	—		—	—		—
	3,500	10,500	(6)	—	$76.30	02/14/2017	—		—	—		—
	—	30,000	(7)	—	$56.64	02/20/2018	—		—	—		—
	—	—		—	—	—	5,000	(11)	$169,950	—		—
	—	—		—	—	—	—		—	10,000	(14)	$339,900
	—	—		—	—	—	—		—	7,000	(15)	$237,930
	—	—		—	—	—	—		—	7,000	(16)	$237,930

Owen J. Sullivan	10,000			—	$42.00	02/24/2014	—		—	—		—
EVP and CEO, Right	24,000	8,000	(4)	—	$44.37	02/16/2015	—		—	—		—
Management and	13,010	13,010	(5)	—	$52.78	02/14/2016	—		—	—		—
Jefferson Wells	6,000	18,000	(6)	—	$76.30	02/14/2017	—		—	—		—
	—	24,000	(7)	—	$56.64	02/20/2018	—		—	—		—
	—	—		—	—	—	5,000	(11)	$169,950	—		—
	—	—		—	—	—	2,500	(12)	$84,975	—		—
	—	—		—	—	—	—		—	10,000	(14)	$339,900
	—	—		—	—	—	—		—	9,000	(15)	$305,910
	—	—		—	—	—	—		—	5,500	(16)	$186,945

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Jonas Prising	2,500	—		—	$33.96	02/19/2012	—		—	—		—
EVP and President,	3,500	—		—	$31.16	02/18/2013	—		—	—		—
The Americas	6,300	—		—	$44.95	02/24/2014	—		—	—		—
	3,937	1,313	(4)	—	$45.57	02/16/2015	—		—	—		—
	10,000	10,000	(5)	—	$52.78	02/14/2016	—		—	—		—
	6,000	18,000	(6)	—	$76.30	02/14/2017	—		—	—		—
	—	30,000	(7)		$56.64	02/20/2018
	—	—		—	—	—	2,613	(11)	$88,816	—		—
	—	—		—	—	—	2,500	(12)	$84,975	—		—
	—	—		—	—	—	—		—	8,000	(14)	$271,920
	—	—		—	—	—	—		—	9,000	(15)	$305,910
										6,000	(16)	$203,940

Darryl Green	5,000	15,000	(18)	—	$93.24	05/28/2017	—		—	—		—
EVP and President, Asia	—	25,000	(7)	—	$56.64	02/20/2018	10,252	(13)	$348,465	—		—
Pacific and Middle East	—	—		—	—	—	—		—	5,000	(15)	$169,950
	—	—		—	—	—	—		—	7,500	(16)	$254,925
	—	—		—	—	—	—		—	6,000	(17)	$203,940

Françoise Gri	5,000	15,000	(19)	—	$73.86	03/12/2017	—		—	—		—
EVP and President,	—	27,000	(20)		$55.10	03/11/2018
France	—	—		—	—	—	—		—	4,000	(15)	$135,960
										7,000	(16)	$237,930

(1)	Represents outstanding grants of restricted stock, restricted stock units or career shares.

(2)	Value based on the closing price of $33.99 on December 31, 2008.

(3)	Represents outstanding grants of performance share units, measured at target levels, except as otherwise provided herein.

(4)	Remaining options vested on February 16, 2009.

(5)	50% of the remaining unvested options vested on February 14, 2009 and 50% of the remaining unvested options are scheduled to vest on February 14, 2010.

(6)	33% of the remaining unvested options vested on February 14, 2009 and 33% of the remaining unvested options are scheduled to vest on each of February 14, 2010 and 2011.

(7)	25% of the remaining unvested options vested on February 20, 2009 and 25% of the remaining unvested options are scheduled to vest on each of February 20, 2010, 2011, and 2012.

(8)	Shares scheduled to vest on February 16, 2011.

(9)	Shares scheduled to vest on February 14, 2012.

(10)	Shares scheduled to vest on February 20, 2013.

(11)	Shares scheduled to vest on February 16, 2010.

(12)	Shares or restricted stock units scheduled to vest on February 14, 2013.

(13)	Restricted stock units scheduled to vest on May 28, 2011.

(14)	Performance share units vested in February 2009 after the committee certified that the performance targets and service requirements were achieved as of December 31, 2008. The actual number of shares issued for each NEO, based on the performance results were: Mr. Joerres — 70,000 shares; Mr. Van Handel — 29,750 shares; Ms. Beck — 17,500 shares; Mr. Sullivan — 17,500 shares; and Mr. Prising — 14,000 shares.

(15)	Performance share units scheduled to vest in February 2010 if the committee certifies that the performance targets are achieved as of December 31, 2009 and service requirements are met as of December 31, 2009.

(16)	Performance share units scheduled to vest in February 2011 if the committee certifies that the performance targets are achieved as of December 31, 2010 and service requirements are met as of December 31, 2010.

(17)	Performance share units scheduled to vest in February 2011 if the committee certifies that the performance targets are achieved as of December 31, 2010 and the service requirement is met as of December 31, 2010. This award is disclosed at the maximum level.

(18)	33% of the remaining unvested options are scheduled to vest on each of May 28, 2009, 2010 and 2011.

(19)	33% of the remaining unvested options vested on March 12, 2009 and 33% of the remaining unvested options are scheduled to vest on each of March 12, 2010 and 2011.

(20)	25% of the remaining unvested options vested on March 11, 2009 and 25% of the remaining unvested options are scheduled to vest on each of March 11, 2010, 2011, and 2012.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Joerres CEO	0	0	50,000	2,741,000
Michael J. Van Handel CFO	0	0	18,000	986,760
Barbara J. Beck EVP and President, EMEA	0	0	5,000	274,100
Owen J. Sullivan EVP and CEO, Right Management and Jefferson Wells	0	0	5,000	274,100
Jonas Prising EVP and President, The Americas	0	0	2,575	141,162
Darryl Green EVP and President, Asia Pacific and Middle East	0	0	0	0
Françoise Gri EVP and President, France	0	0	0	0

Pension Benefits in 2008

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Jeffrey A. Joerres CEO	U.S. Pension Plans	8	48,649	0
Michael J. Van Handel CFO	U.S. Pension Plans	12	55,590	0
Barbara J. Beck EVP and President, EMEA	N/A	—	—	—
Owen J. Sullivan EVP and CEO, Right Management and Jefferson Wells	N/A	—	—	—
Jonas Prising EVP and President, The Americas	N/A	—	—	—
Darryl Green EVP and President, Asia Pacific and Middle East	N/A	—	—	—
Françoise Gri EVP and President, France	N/A	—	—	—

(1)	Present value has been calculated as of December 31, 2008 assuming a 6.35% discount rate and retirement occurring at age 65, as well as applying the 2009 Static Mortality Table for Annuitants and Non-Annuitants, as required for plan financial reporting purposes.

U.S. pension plans.    Manpower maintains both a qualified, noncontributory defined benefit pension plan for U.S. employees, as well as a nonqualified, noncontributory, defined benefit deferred compensation plan for management and other highly compensated employees in the U.S. who are ineligible to participate in the qualified plan. Together, both plans are referred to collectively as the “U.S. pension plans.” The U.S. pension plans were frozen as of February 29, 2000 and all benefits under the U.S. pension plans became fully vested. The CEO and CFO are each entitled to pension benefits under the U.S. pension plans.

Under the U.S. pension plans, a pension is payable upon retirement at age 65 (with five years of service), or earlier upon termination if the participant has reached age 55 and has had 20 years of service with Manpower. The pension benefit is based on years of credited service as of February 29, 2000 and the lesser of (i) the average annual compensation received during the last five consecutive calendar years as of February 29, 2000, for employees who had not retired as of February 29, 2000 or (ii) $261,664. Compensation covered by the U.S. pension plans is base salary.

Currently, none of the NEOs are eligible for early retirement under the U.S. pension plans. The early retirement benefit under the U.S. pension plans is the normal retirement benefit, reduced by 5/12 of 1% for each month that the participant retired prior to his normal retirement age.

Nonqualified Deferred Compensation in 2008

Name & Principal Position	Plan	Executive Contributions in 2008 ($)(1)	Registrant Contributions in 2008 ($)	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2008 ($)(2)
Jeffrey A. Joerres	NQSP	250,000	30,000	(1,007,654)	0	1,642,019
CEO	PBDC	0	0	48,884	0	1,021,696
Michael J. Van Handel	NQSP	54,039	16,212	(410,114)	0	623,659
CFO	PBDC	0	0	25,620	0	535,468
Barbara J. Beck	NQSP	0	0	(8,961)	0	17,664
EVP and President, EMEA	PBDC	0	0	20,555	0	429,605
Owen J. Sullivan	NQSP	84,000	12,600	(113,103)	0	257,961
EVP and CEO, Right Management and Jefferson Wells	PBDC	0	0	19,524	0	408,063
Jonas Prising	NQSP	93,348	18,670	(116,488)	0	210,589
EVP and President, The Americas
Darryl Green	N/A	0	0	0	0	0
EVP and President, Asia Pacific and Middle East
Françoise Gri	N/A	0	0	0	0	0
EVP and President, France

(1)	These amounts reflect contributions made by the NEOs from their 2008 salary, which amounts were also included in the salary column for each NEO in the Summary Compensation Table. For Mr. Prising, $33,348 of his contribution is attributable to a portion of his 2007 annual incentive, which was disclosed in the 2007 Summary Compensation Table.

(2)	Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following amounts were previously reported in the Summary Compensation Table in either 2008 or prior to 2008: Mr. Joerres — $1,782,510; Mr. Van Handel — $693,446; Ms. Beck — $11,507; Mr. Sullivan — $285,085; and Mr. Prising — $306,663. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Nonqualified Savings Plan reflect earnings (and losses) on the contributions, any salary or bonus deferrals by the executive prior to becoming a NEO, and any company contributions prior to the executive becoming an NEO. Of the amounts disclosed in this column for the Performance-Based Deferred Compensation Plan, the following amounts were previously reported in the Summary Compensation Table in either 2004 or 2005: Mr. Joerres — $873,190; Mr. Van Handel — $457,638; and Ms. Beck — $367,162. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Performance-Based Deferred Compensation Plan reflect earnings on the contributions and, with regard to Mr. Sullivan, company contributions prior to Mr. Sullivan becoming an NEO.

Nonqualified Deferred Compensation in 2008

Nonqualified Savings Plan.    Pursuant to the Nonqualified Savings Plan, certain executives, including the CEO, CFO, Mr. Sullivan, Mr. Prising, and Mr. Green may defer a portion of their salary and incentive awards. Salary deferral elections must be made by the NEOs before December 31 of the year prior to the year in which it will be earned. Incentive deferral elections are made by the NEOs in June of each year for the incentive they will earn during such year. The NEOs are permitted to defer up to 50% of their salary and 50% of their annual incentive under the plan. Pursuant to the plan, the NEOs, as well as all other plan participants, may receive a matching amount of 50% of the deferrals they have made during the year, up to a maximum of 6% of their annual compensation. In addition, pursuant to the plan, Manpower may make a discretionary profit sharing contribution to participants in the plan. During 2008, Manpower did not make a profit sharing contribution under the plan. Manpower’s contributions to a participant’s account under the plan (both matching contributions and profit sharing contributions) are not fully vested until a participant has at least five years of credited service with Manpower. All of the NEOs were fully vested in their matching contributions and profit sharing contributions as of December 31, 2008.

The investment alternatives available to the NEOs under the Nonqualified Savings Plan are selected by Manpower and may be changed from time to time. The NEOs are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2008.

Name of Fund	Annual Return
Fidelity Contrafund	(37.16)%
John Hancock Classic Value I	(46.38)%
Fidelity Spartan U.S. Equity Index	(37.03)%
T. Row Price Institutional Large Cap Value	(36.17)%
Fidelity Spartan Extended Market Index	(38.45)%
Lord Abbett Small Cap Value	(30.85)%
TimesSquare Small Cap Growth	(32.27)%
Chesapeake Core Growth Fund	(50.57)%
Dodge & Cox International Stock	(46.69)%
Fidelity Freedom 2000 Fund	(14.00)%
Fidelity Freedom 2005 Fund	(24.45)%
Fidelity Freedom 2010 Fund	(25.32)%
Fidelity Freedom 2015 Fund	(27.15)%
Fidelity Freedom 2020 Fund	(32.12)%
Fidelity Freedom 2025 Fund	(33.66)%
Fidelity Freedom 2030 Fund	(36.93)%
Fidelity Freedom 2035 Fund	(37.76)%
Fidelity Freedom 2040 Fund	(38.80)%
Fidelity Freedom 2045 Fund	(39.15)%
Fidelity Freedom 2050 Fund	(40.61)%
Fidelity Freedom Income Fund	(12.14)%
Fidelity Short Term Bond	(3.66)%
Vanguard Total Bond Market Index Fund	5.05%
Western Asset Core FI	(11.80)%
Fidelity Retirement Money Market	2.93%

Benefits paid under the Nonqualified Savings Plan will be paid to the NEOs upon their termination of employment, either in a lump sum, in five annual installments or in ten annual installments, as elected by the NEOs in accordance with the plan rules.

Performance-Based Deferred Compensation Plan.    The CEO, CFO, Ms. Beck and Mr. Sullivan each have participated in the Performance-Based Deferred Compensation Plan, earning deferred compensation upon the achievement of earnings per share and economic profit goals in 2004 and 2005. Though the plan was frozen in February 2006, the executives will continue to accrue earnings on such amounts in accordance with the plan. Specifically, the plan allows the compensation committee to determine the rate of return from time to time. Currently, the rate of return is equal to the effective yield on ten-year Treasury notes plus 100 basis points at the beginning of each year. A detailed discussion regarding the vesting conditions that will entitle an executive to benefits under this plan can be found in the narrative accompanying the Post-Termination Benefits and Change of Control Tables below. Participants will receive any vested benefits under this plan upon their termination of employment, payable in cash or shares of Manpower’s common stock (in Manpower’s sole discretion), in a lump sum or in such number of annual installments (between five and fifteen) as elected by the participant in accordance with the plan rules. Upon a change of control, the participants will become fully vested in their benefits under the plan and will receive a distribution of such benefits in a lump sum at such time.

Termination of Employment and Change of Control Arrangements

Manpower has entered into severance agreements (which include change of control benefits) with each of the CEO and CFO and other NEOs. Each agreement has a two or three-year term, and such term is automatically extended for two years to the extent there is a change of control of Manpower within the two-year period prior to the expiration of the original term of the agreement. In addition to these severance agreements, a number of the equity grants and benefit plans in which the CEO and CFO and other NEOs are participants contain vesting provisions that are triggered upon a change of control of Manpower and/or certain terminations of employment. Generally, benefits under these arrangements are triggered upon the involuntary termination of the executive’s employment not for “cause” or upon the voluntary termination of employment for “good reason.” Terminations for other reasons (such as retirement, death, disability or a change of control) also trigger enhanced benefits under certain of these arrangements. The tables which follow the descriptions of these arrangements illustrate the amount of enhanced benefits the CEO and CFO and other NEOs would receive under all such arrangements if their employment had been terminated on December 31, 2008 for the reasons specified within the tables or upon a change of control of Manpower on such date.

Severance agreements.    Manpower entered into severance agreements with all of the NEOs. The CEO and the CFO entered into severance agreements in February 2008 that replaced their prior severance agreements, which were set to expire. Manpower also entered into amended severance agreements with each of the other NEOs (except Ms. Gri) in 2008 to address tax concerns under Section 409A and 162(m) of the Code, as well as to provide consistent benefits for all NEOs. Under the severance agreements, upon the involuntary termination of the NEO’s employment (other than for cause, as defined in the agreements) or upon the voluntary termination of employment by the NEO for good reason (as defined in the agreements), the NEO is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive. The severance payment to the CEO is capped at 2 1/2 times his base salary in effect at the time of the termination, while the CFO’s severance payment is capped at 2 times his base salary in effect at the time of the termination. There is no cap applicable to the other NEOs. In the event an NEO’s termination occurs in the two-year period following a change of control of Manpower or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the CEO and CFO is equal to three times the sum of his base salary and annual incentive, while the severance payment to all of the other NEOs is equal to two times the sum of his or her salary and annual incentive. The cap described above for the CEO and the CFO does not apply in the event of a change of control. The determination of the amount of the annual incentive used to calculate the severance payment will vary depending on the circumstances surrounding the termination and is further detailed in the footnotes accompanying the illustrative tables below.

All severance payments under the NEOs’ agreements will be paid in a lump sum within 30 days following the date of termination (except in the case of Ms. Gri, whose severance payments will be paid in a lump sum six months after the date of termination).

Under the severance agreements, all of the NEOs are bound by non-competition agreements in favor of Manpower for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control or during a “protected period” and is either involuntary (other than for cause) or is for good reason.

Under the severance agreements, upon the NEO’s (i) involuntary termination (other than for cause), (ii) voluntary termination for good reason or (iii) termination due to the death or disability of the NEO, the NEOs are entitled to receive a prorated incentive for the year in which termination occurs. The determination of the amount of the prorated incentive will vary depending on the circumstances surrounding the termination and is further detailed in the footnotes accompanying the illustrative tables below.

With the exception of Ms. Gri’s agreement, Manpower has agreed to pay for continued health insurance for the NEOs and their families for a 12-month period following an involuntary termination of their employment (other than for cause) or a voluntary termination of their employment for good reason. Furthermore, if such a termination occurs within the two-year period following a change of control or during a “protected period,” then Manpower has agreed to pay for continued health insurance for the NEOs and their families for an 18-month period.

In addition, following an involuntary termination of the NEO’s employment (other than for cause) or a voluntary termination of the NEO’s employment for good reason, Manpower will pay for outplacement services for up to one year following the NEO’s termination. This benefit is not included in the CEO’s and CFO’s agreements.

If any payments to be made to the CEO or CFO under the agreements, as well as any other payments made to them under any plan, agreement or otherwise, are characterized as excess parachute payments under Section 280G of the Internal Revenue Code and are subject to the 20% excise tax imposed on such payments under Section 4999 of the Internal Revenue Code, he is entitled to a tax gross up payment. For the other NEOs, if any payments to be made under the agreements, when added to any other payment or benefit to be received by them in connection with a change of control or termination of employment, would be characterized as excess parachute payments under Section 280G of the Internal Revenue Code and would be subject to the 20% excise tax under Section 4999 of the Internal Revenue Code, where such a reduction would benefit the NEO on an after-tax basis, the amount of the severance payment under the agreement will be reduced to the maximum amount possible so that no excise tax would apply to the payment under the agreement.

Stock options.    Each of the NEOs holds unvested stock options granted under the 2003 Equity Incentive Plan. Unvested stock options granted to the NEOs prior to 2008 immediately vest upon a change of control of Manpower or upon the NEO’s involuntary termination of employment during a protected period (generally, the six-month period prior to a change of control). Under the terms of the stock option agreements that Manpower entered into with each of the NEOs for 2008 grants, unvested options immediately vest upon the NEO’s death or disability or upon a change of control of Manpower or upon the NEO’s involuntary termination of employment during a protected period where, in connection with the change of control, Manpower’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the options into options over the acquirer’s shares on a tax free basis. If the options are converted in such manner or where Manpower’s shares do remain publicly traded, the NEOs will become fully vested in the event of either an involuntary termination of employment (other than for cause) or a voluntary termination of employment for good reason during a protected period or within two years following a change of control. For purposes of these agreements, the definitions of cause and good reason are the same as those used in the NEO’s severance agreements.

Under the terms of the stock option agreements that Manpower has entered into with each of the CEO and the CFO for grants prior to 2008, the stock options they hold will become fully vested upon their death or disability. For options granted prior to 2007, the stock options held by the CEO and the CFO will also become fully vested upon either (i) an involuntary termination of employment (other than for cause) or (ii) a voluntary termination of employment for good reason. For purposes of these agreements, the definitions of cause and good reason are the same as those used in the NEOs’ severance agreements.

Under the terms of the equity plan and the stock option agreements between Manpower and the other NEOs for grants prior to 2008, upon the termination of the NEO’s employment due to a death or disability, any unvested stock options will become vested to the extent they would have otherwise become vested if the NEO had remained employed by Manpower for the three-year period following such termination.

Restricted stock / career shares / restricted stock units.    The CEO and certain other NEOs currently hold unvested restricted stock, restricted stock units or career shares (restricted stock that vests completely on a single date several years into the future, for example, five or six years) granted under the 2003 Equity Incentive Plan. Under the terms of the plan, an NEO will become fully vested in the shares of restricted stock or restricted stock units upon a termination of their employment due to death or disability.

Under the terms of the plan, as well as the award agreements Manpower has entered into with the CEO and the other NEOs, for all restricted stock or restricted stock unit awards granted prior to 2006, as well as the restricted stock unit award granted to Mr. Green in 2007, the NEO will become fully vested in the shares upon (i) a change of control of Manpower, (ii) the involuntary termination of executive’s employment during a protected period (generally, the six-month period prior to a change of control) or (iii) the termination of the NEO’s employment due to “retirement.” Here, “retirement” means a termination of employment after the NEO has reached age 65 and has completed 20 years of service with Manpower.

For all restricted stock awards granted to the CEO and CFO prior to 2006, in addition to the above terms, all unvested shares of restricted stock will become fully vested upon the NEO’s involuntary termination of employment (other than for cause) or voluntary termination of employment for good reason. Cause and good reason have the same meaning as in the NEO’s severance agreements.

For grants of restricted stock made to the CEO and CFO in 2006, as well as to Messrs. Sullivan and Prising in 2007 (all granted as career shares), any unvested shares will become fully vested upon the NEO’s termination of employment due to “retirement.” Here, “retirement” means the termination of the NEO’s employment on or after he has reached age 55 and has completed ten years of service with Manpower. In addition, in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination for good reason, the NEO will become vested in a pro rata number of shares based upon the number of days that have elapsed during the vesting period prior to such a termination of employment. The grant of career shares made to the CEO in 2008 has similar terms, except that he will become fully vested in the shares upon a change of control of Manpower or upon his involuntary termination during a protected period where, in connection with the change of control, Manpower’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the shares into the acquirer’s shares on a tax-free basis. If the shares are converted in such a manner or where Manpower’s shares remain publicly traded, he will become fully vested upon either an involuntary termination (without cause) or a voluntary termination for good reason during a protected period or within two years following the change of control. Cause and good reason have the same meaning as in the NEOs’ severance agreements.

Performance share units.    Each of the CEO and the other NEOs who were employees of Manpower during the year of grant received grants of performance share units in 2006, 2007 and 2008 which were unvested at the end of 2008.

For grants made prior to 2008 upon an NEO’s termination of employment due to death, disability or “retirement,” the NEO will receive a pro rata number of shares based on both the NEO’s target grant and the number of days that have elapsed during the performance period as of the date of termination. Here, “retirement” means the termination of the NEO’s employment after he has reached age 55 and has completed ten years of service with Manpower. Upon an NEO’s involuntary termination of employment (other than for cause) or voluntary termination for good reason, if such termination occurs within the two-year period following a change of control or during a protected period, the NEO will become vested in the full amount of shares that would have otherwise been payable to him or her if he or she had remained employed by Manpower through the end of the performance period, assuming the target performance goal for the award had been achieved. Here again, cause and good reason have the same meaning as in the NEOs’ severance agreements. The grants made in 2008 have similar terms, except that upon an NEO’s termination of employment due to “retirement,” the NEO will receive a pro rata number of shares based on the actual results at the end of the performance period, rather than the target amount. In addition, under the terms of the 2008 grants, upon a change of control of Manpower, the NEO will become vested in a pro rata number of shares based both on the actual results as of the date of the change of control and the number of days that have elapsed during the performance period as of the date of the change of control. Finally, in contrast to the grants made prior to 2008, there is no special provision in the 2008 grants to pay shares upon an involuntary termination of employment (without cause) or voluntary termination for good reason during a protected period or following a change of control.

Performance-Based Deferred Compensation Plan.    The benefits payable to the CEO and certain other NEOs under the Senior Management Performance-Based Deferred Compensation Plan that was frozen in February 2006 vest upon a change of control or upon an NEO’s “retirement” or upon an NEO’s termination of employment due to his or her death or disability. For purposes of this plan, “retirement” means an NEO has reached age 62 or has reached age 50 and has completed 15 years of service with Manpower.

Nonqualified Savings Plan.    The amount of any unvested benefits under the Nonqualified Savings Plan will become vested upon a participant’s death, disability or retirement. For purposes of this plan, “retirement” means an NEO terminates employment after he or she has (i) reached age 60, (ii) has reached age 55 and completed 20 years of service with Manpower or (iii) has reached age 55, and Manpower determines that the retirement is bona fide and that the NEO will not perform services for any competitor of Manpower. The CEO and each of the other NEOs that participate in this plan are already fully vested in their benefits under this plan and therefore, would not receive any enhanced benefit upon their death, disability or retirement.

Post-Termination and Change of Control Benefits

Jeffrey A. Joerres, CEO(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	2,500,000	n/a	7,500,000	n/a	n/a	n/a
Prorated Incentive(4)	1,500,000	1,500,000	300,000	n/a	1,500,000	n/a	n/a	n/a
Options(5)	0	0	0	0	0	n/a	n/a	n/a
Performance Share Units(6)	2,951,951	2,951,951	n/a	0	2,889,150	n/a	n/a	2,316,964
Restricted Stock/Career Shares(7)	4,078,800	4,078,800	2,335,041	1,529,550	234,286	n/a	n/a	4,078,800
Health Benefits	n/a	n/a	11,577	n/a	17,704	n/a	n/a	n/a
280G Gross Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Performance Based Deferred Compensation	1,021,695	1,021,695	n/a	1,021,695	n/a	n/a	n/a	1,021,695

Totals	9,552,446	9,552,446	5,146,618	2,551,245	12,141,140	n/a	n/a	7,417,459

(1)	The term of the CEO’s current severance agreement expires on February 20, 2011.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $14,692,385.

(3)

The amount of the severance payment under the CEO’s severance agreement is equal to his base salary effective as of the date of the termination (here, $1,000,000) and his target bonus for the year of the termination (here, $1,500,000). In a double trigger scenario, the amount of his severance payment is multiplied by three.

(4)	In the case of his involuntary termination (other than for “cause”) or voluntary termination for “good reason,” the amount of the prorated incentive payable to the CEO under his severance agreement is based on the actual incentive earned for 2008 for the financial objectives and the target amount for the operating objectives. In the event of a death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2008. Note that an incentive amount has also been reported as 2008 compensation for the CEO in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2008 ($33.99) and the exercise price of each unvested stock option held by the CEO on such date. Due to the fact that all unvested options held by the CEO were underwater, there is no value shown here.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

(7)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

Post-Termination and Change of Control Benefits

Michael J. Van Handel, CFO(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	1,100,000	n/a	3,300,000	n/a	n/a	n/a
Prorated Incentive(4)	550,000	550,000	110,000	n/a	550,000	n/a	n/a	n/a
Options(5)	0	0	0	0	0	n/a	n/a	n/a
Performance Share Units(6)	1,141,177	1,141,177	n/a	0	1,087,680	n/a	n/a	896,951
Restricted Stock/ Career Shares(7)	509,850	509,850	403,831	305,910	0	n/a	n/a	509,850
Health Benefits	n/a	n/a	11,867	n/a	18,149	n/a	n/a	n/a
280G Gross Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Performance Based Deferred Compensation	535,468	535,468	n/a	535,468	n/a	n/a	n/a	535,468

Totals	2,736,495	2,736,495	1,625,698	841,378	4,955,829	n/a	n/a	1,942,269

(1)	The term of the CFO’s current severance agreement expires on February 20, 2011.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $5,797,207.

(3)	The amount of the severance payment under the CFO’s severance agreement is equal to his base salary effective as of the date of the termination (here, $550,000) and his target incentive (here, $550,000). In a double trigger scenario, the amount of his severance payment is multiplied by three.

(4)	In the case of his involuntary termination (other than for “cause”) or voluntary termination for “good reason,” the amount of the prorated incentive payable to the CFO under his severance agreement is based on the actual incentive earned for 2008 for the financial objectives and the target amount for the operating objectives. In the event of a death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2008. Note that an incentive amount has also been reported as 2008 compensation for the CFO in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2008 ($33.99) and the exercise price of each unvested stock option held by the CFO on such date. Due to the fact that all unvested options held by the CFO were underwater, there is no value shown here.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

(7)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

Post-Termination and Change of Control Benefits

Barbara J. Beck, EVP and President, EMEA(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)		Triggering Event(2)			For Cause($)	Voluntary($)	Retirement($)
					Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment	n/a	n/a	805,000	(3)	n/a	1,610,000	(4)	n/a	n/a	n/a
Prorated Incentive(5)	345,000	345,000	86,250		n/a	345,000		n/a	n/a	n/a
Options(6)	0	0	n/a		0	0		n/a	n/a	n/a
Performance Share Units(7)	557,207	557,207	n/a		0	577,830		n/a	n/a	488,823
Restricted Stock/Career Shares(8)	169,950	169,950	n/a		169,950	n/a		n/a	n/a	169,950
Health Benefits	n/a	n/a	9,503		n/a	14,533		n/a	n/a	n/a
Outplacement	n/a	n/a	25,000		n/a	25,000		n/a	n/a	n/a
Performance Based Deferred Compensation	429,605	429,605	n/a		429,605	n/a		n/a	n/a	429,605

Totals	1,501,762	1,501,762	925,753		599,555	2,572,363		n/a	n/a	1,088,378

(1)	The term of Ms. Beck’s severance agreement expires on May 12, 2009.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $3,171,918.

(3)	The amount of the severance payment under Ms. Beck’s severance agreement is equal to her annual base salary at the highest rate in effect during the term of the agreement (here, $460,000) and her target annual incentive for the fiscal year in which the termination occurs (here, $345,000).

(4)	In a double trigger scenario, the amount of the severance payment would be equal to two times the sum of: (x) annual base salary at the highest rate in effect during the term of the agreement (here, $460,000) and (y) the target annual incentive for year in which change of control occurs (here, $345,000).

(5)	In the case of her involuntary termination (other than for “cause”) or voluntary termination for “good reason,” the amount of the prorated incentive payable to her under her severance agreement is based on the actual incentive earned for 2008 for the financial objectives and the target amount for the operating objectives. In the event of a death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2008. Note that an incentive amount has also been reported as 2008 compensation for her in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(6)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2008 ($33.99) and the exercise price of each unvested stock option held by Ms. Beck on such date. Due to the fact that all unvested options held by the Ms. Beck were underwater, there is no value shown here.

(7)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

(8)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

Post-Termination and Change of Control Benefits

Owen J. Sullivan, EVP and CEO, Right Management and Jefferson Wells(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)		Triggering Event(2)			For Cause($)	Voluntary($)	Retirement($)
					Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment	n/a	n/a	735,000	(3)	n/a	1,470,000	(4)	n/a	n/a	n/a
Prorated Incentive(5)	315,000	315,000	94,500		n/a	315,000		n/a	n/a	n/a
Options(6)	0	0	n/a		0	—		n/a	n/a	n/a
Performance Share Units(7)	585,102	585,102	n/a		0	645,810		n/a	n/a	531,373
Restricted Stock/Career Shares(8)	254,925	254,925	26,606		169,950	26,606		n/a	n/a	254,925
Health Benefits	n/a	n/a	12,618		n/a	19,297		n/a	n/a	n/a
Outplacement	n/a	n/a	25,000		n/a	25,000		n/a	n/a	n/a
Performance Based Deferred Compensation	408,063	408,063	n/a		408,063	n/a		n/a	n/a	408,063

Totals	1,563,090	1,563,090	893,724		578,013	2,501,713		n/a	n/a	1,194,361

(1)	The term of Mr. Sullivan’s severance agreement expires on September 6, 2009.

(2)

The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $3,079,726.

(3)	The amount of the severance payment under Mr. Sullivan’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $420,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $315,000).

(4)	In a double trigger scenario, the amount of the severance payment would be equal to two times the sum of: (x) annual base salary at the highest rate in effect during the term of the agreement (here, $420,000) and (y) the target annual incentive for year in which change of control occurs (here, $315,000).

(5)	In the case of his involuntary termination (other than for “cause”) or voluntary termination for “good reason,” the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2008 for the financial objectives and the target amount for the operating objectives. In the event of a death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2008. Note that an incentive amount has also been reported as 2008 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(6)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2008 ($33.99) and the exercise price of each unvested stock option held by Mr. Sullivan on such date. Due to the fact that all unvested options held by Mr. Sullivan were underwater, there is no value shown here.

(7)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

(8)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

Post-Termination and Change of Control Benefits

Jonas Prising, EVP and President, The Americas(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)		Triggering Event(2)			For Cause($)	Voluntary($)	Retirement($)
					Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	700,000	(3)	n/a	1,400,000	(4)	n/a	n/a	n/a
Prorated Incentive	300,000	300,000	75,000		n/a	300,000	(5)	n/a	n/a	n/a
Options(6)	0	0	n/a		0	0		n/a	n/a	n/a
Performance Share Units(7)	522,007	522,007	n/a		0	577,830		n/a	n/a	463,393
Restricted Stock/Career Shares(8)	173,791	173,791	26,606		88,816	26,606		n/a	n/a	173,791
Health Benefits	n/a	n/a	9,572		n/a	14,639		n/a	n/a	n/a
Outplacement	n/a	n/a	25,000		n/a	25,000		n/a	n/a	n/a

Totals	995,798	995,798	836,178		88,816	2,344,075		n/a	n/a	637,184

(1)	The term of Mr. Prising’s severance agreement expires on May 11, 2009.

(2)

The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $2,432,891.

(3)	The amount of the severance payment under Mr. Prising’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $400,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $300,000).

(4)	In a double trigger scenario, the amount of the severance payment would be equal to two times the sum of: (x) annual base salary at the highest rate in effect during the term of the agreement (here, $400,000) and (y) the target annual incentive for year in which change of control occurs (here, $300,000).

(5)	In the case of his involuntary termination (other than for “cause”) or voluntary termination for “good reason,” the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2008 for the financial objectives and the target amount for the operating objectives. In the event of a death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2008. Note that an incentive amount has also been reported as 2008 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(6)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2008 ($33.99) and the exercise price of each unvested stock option held by Mr. Prising on such date. Due to the fact that all unvested options held by Mr. Prising were underwater, there is no value shown here.

(7)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

(8)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

Post-Termination Benefit Illustrations

Darryl Green, EVP and President, Asia Pacific and Middle East(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)		Triggering Event(2)			For Cause($)	Voluntary($)	Retirement($)
					Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment	n/a	n/a	743,750	(3)	n/a	1,487,500	(4)	n/a	n/a	n/a
Prorated Incentive(5)	318,750	318,750	79,688		n/a	318,750		n/a	n/a	n/a
Options(6)	0	0	n/a		0	0		n/a	n/a	n/a
Performance Share Units(7)	248,829	248,829	n/a		0	424,875		n/a	n/a	190,215
Restricted Stock Units(8)	348,465	348,465	n/a		348,465	n/a		n/a	n/a	348,465
Health Benefits	n/a	n/a	11,333		n/a	17,332		n/a	n/a	n/a
Outplacement	n/a	n/a	25,000		n/a	25,000		n/a	n/a	n/a

Totals	916,044	916,044	859,771		348,465	2,273,457		n/a	n/a	538,680

(1)	The term of Mr. Green’s severance agreement expires on August 1, 2009.

(2)

The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $2,621,922.

(3)	The amount of the severance payment under Mr. Green’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $425,000) and his target annual incentive for the year of termination (here, $318,750).

(4)	In a double trigger scenario, the amount of the severance payment would be equal to two times the sum of: (x) annual base salary at the highest rate in effect during the term of the agreement (here, $425,000) and (y) his target annual incentive for year of termination (here, $318,750).

(5)	In the case of his involuntary termination (other than for “cause”) or voluntary termination for “good reason,” the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2008 for the financial objectives and the target amount for the operating objectives. In the event of a death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2008. Note that an incentive amount has also been reported as 2008 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(6)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2008 ($33.99) and the exercise price of each unvested stock option held by Mr. Green on such date. Due to the fact that all unvested options held by Mr. Green were underwater, there is no value shown here.

(7)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

(8)	The value of unvested restricted stock units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

Post-Termination Benefit Illustrations

Françoise Gri, EVP and President, France(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	918,540	n/a	2,148,018	n/a	n/a	n/a
Prorated Incentive(4)	98,415	98,415	98,415	n/a	549,129	n/a	n/a	n/a
Options(5)	0	0	0	0	0	n/a	n/a	n/a
Performance Share Units(6)	150,332	150,332	n/a	0	135,960	n/a	n/a	81,948
Health Benefits	n/a	n/a	—	n/a	—	n/a	n/a	n/a
Outplacement	n/a	n/a	25,000	n/a	25,000	n/a	n/a	n/a

Totals	248,747	248,747	1,041,955	0	2,858,107	n/a	n/a	81,948

(1)	The term of Ms. Gri’s severance agreement expires on February 15, 2010.

(2)

The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control.

(3)	The amount of the severance payment under Ms. Gri’s severance agreement is equal to her annual base salary at the highest rate in effect during the term of the agreement (here, $524,880) and her target annual incentive for the year of termination (here, $393,660). In a double trigger scenario, the amount of the severance payment is equal to two times the sum of: (x) annual base salary at the highest rate in effect during the term of the agreement and (y) the greater of (i) the largest annual incentive for the three fiscal years prior to the termination or (ii) the target annual incentive for year of termination (here, the former, $549,129).

(4)	In the event of her death, disability, or her involuntary termination (other than for “cause”) or voluntary termination for “good reason,” the amount of the prorated incentive payable to Ms. Gri under the severance agreement is based on the actual bonus for 2008, extrapolated as of the date of the termination if necessary. In a double trigger scenario, the amount of the prorated incentive is based on the greater of: (i) Ms. Gri’s largest annual incentive for the three fiscal years prior to the termination or (ii) Ms. Gri’s target incentive for the year of termination (here, the former, $549,129). Note that an incentive amount has also been reported as 2008 compensation for Ms. Gri in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2008 ($33.99) and the exercise price of each unvested stock option held by Ms. Gri on such date. Due to the fact that all unvested options held by Ms. Gri were underwater, there is no value shown here.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2008 ($33.99).

Director Compensation for 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Marc J. Bolland	19,000	162,156	0	181,156
Gina R. Boswell	80,000	100,144	0	180,144
J. Thomas Bouchard	99,000	104,456	0	203,456
Willie D. Davis	27,780	25,000	0	52,780
Cari M. Dominguez	81,000	101,917	0	182,917
Jack M. Greenberg	87,000	103,114	0	190,114
Terry A. Hueneke	20,000	161,342	0	181,342
Ulice Payne, Jr.	80,000	101,485	0	181,485
Rozanne L. Ridgway	30,780	25,000	0	55,780
John R. Walter	99,000	104,216	0	203,216
Edward J. Zore	28,000	180,750	0	208,750

(1)	Reflects deferred stock and restricted stock granted under our 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan. These amounts reflect the dollar amount of the expense recognized by Manpower for financial statement reporting purposes in accordance with FAS 123R. For a discussion of valuation assumptions, see Note 3 to Manpower’s Consolidated Financial Statements in Manpower’s Annual Report on Form 10-K for the year ended December 31, 2008. The amount of expense reflected in the table was made up of:

For Mr. Bolland, $100,000 attributable to the annual grant of restricted stock (1,757 shares), $60,000 attributable to deferred stock granted in lieu of 100% of the annual retainer (1,252 shares) and $2,156 attributable to deferred stock issued in lieu of dividends (45 shares) in 2008.

For Ms. Boswell, $100,000 attributable to the annual grant of restricted stock (1,757 shares) and $144 attributable to deferred stock issued in lieu of dividends (3 shares) in 2008.

For Mr. Bouchard, $100,000 attributable to the annual grant of deferred stock (1,757 shares) and $4,456 attributable to deferred stock issued in lieu of dividends (93 shares) in 2008.

For Mr. Davis, $25,000 attributable to the pro-rated annual grant of deferred stock (439 shares) he received in 2008.

For Ms. Dominguez, $100,000 attributable to the annual grant of deferred stock (1,757 shares) and $1,917 attributable to deferred stock issued in lieu of dividends (40 shares) in 2008.

For Mr. Greenberg, $100,000 attributable to the annual grant of restricted stock (1,757 shares) and $3,114 attributable to deferred stock issued in lieu of dividends (65 shares) in 2008.

For Mr. Hueneke, $100,000 attributable to the annual grant of restricted stock (1,757 shares), $60,000 attributable to deferred stock granted in lieu of 100% of the annual retainer (1,252 shares) and $1,342 attributable to deferred stock issued in lieu of dividends (28 shares) in 2008.

For Mr. Payne, $100,000 attributable to the annual grant of deferred stock (1,757 shares) and $1,485 attributable to deferred stock issued in lieu of dividends (31 shares) in 2008.

For Ms. Ridgway, $25,000 attributable to the pro-rated annual grant of deferred stock (439 shares) she received in 2008.

For Mr. Walter, $100,000 attributable to the annual grant of deferred stock (1,757 shares) and $4,216 attributable to deferred stock issued in lieu of dividends (88 shares) in 2008.

For Mr. Zore, $100,000 attributable to the annual grant of deferred stock (1,757 shares), $75,000 attributable to deferred stock granted in lieu of 100% of the annual retainer (1,565 shares) and $5,750 attributable to deferred stock issued in lieu of dividends (120 shares) in 2008.

As of December 31, 2008, the aggregate number of shares of deferred stock held by the non-employee directors was as follows: Mr. Bolland — 2,886; Ms. Boswell — 165; Mr. Bouchard — 5,980; Mr. Davis — 0; Ms. Dominguez — 2,591; Mr. Greenberg — 4,146; Mr. Hueneke — 1,792; Mr. Payne —2,023; Ms. Ridgway — 0; Mr. Walter — 5,669; and Mr. Zore — 7,772. All such shares of deferred stock were fully vested as of December 31, 2008. All shares of restricted stock granted to the non-employee directors in 2008 were fully vested as of December 31, 2008.

(2)	In 2008, there was no compensation expense for stock options and all such options previously granted under our 1994 Executive Stock Option and Restricted Stock Plan between 2001 and 2005, as described below, were fully vested and exercisable as of December 31, 2008. As of December 31, 2008, the aggregate number of shares subject to stock options held by the non-employee directors was as follows: Mr. Bolland — 6,250; Mr. Davis — 50,826; Mr. Greenberg — 10,000; Mr. Hueneke — 8,750; Ms. Ridgway — 38,120; Mr. Walter — 33,028; and Mr. Zore — 64,424.

The board of directors has approved the compensation arrangement for non-employee directors described below. Non-employee directors are paid a cash retainer equal to $60,000 per year. During 2008, non-employee directors were also paid $2,000 per board or committee meeting attended in person, and $1,000 per board or committee meeting attended telephonically. The chairman of the audit committee is paid an annual retainer of $15,000 per year and the other committee chairmen are paid an annual retainer of $10,000 per year. In addition, each director is reimbursed for travel expenses incurred in connection with attending board of directors and committee meetings.

Except as described below, non-employee directors may elect to receive deferred stock under the 2003 Equity Incentive Plan in lieu of their annual cash retainer (but not in lieu of the cash meeting fees). Elections may cover 50%, 75% or 100% of the annual cash retainer payable to the director for the election period for which the annual cash retainer is payable. An election period begins on January 1 of each year or the date of the director’s initial appointment to the board of directors, whichever is later, and ends on the date a director ceases to be a director or December 31, whichever is earlier. The deferred stock will be granted to the director following the end of the election period to which the election applies. The number of shares of deferred stock granted to the director will be equal to the amount of the annual cash retainer to which the election applies, divided by the average of the closing prices of Manpower common stock on the last trading day of each full or partial calendar quarter covered by the election period. For the election period that ended on December 31, 2008, Mr. Bolland, Mr. Hueneke and Mr. Zore elected to accept deferred stock in lieu of 100% of the annual cash retainer to which they were otherwise entitled.

Shares of common stock represented by deferred stock granted to a director prior to January 1, 2007 will be distributed to the director within 30 days after the date the director ceases to be a member of the board of directors. Shares of common stock represented by deferred stock granted to a director on or after January 1, 2007 will be distributed to the director on the earlier of the third anniversary of the date of grant or within 30 days after the date the director ceases to be a member of the board of directors. However, the director will have the right to extend the deferral period for these grants by at least five years, and thereafter to extend any previously extended deferral period by at least five more years, provided in each case this election to extend is made at least twelve months before the last day of the then current deferral period.

In addition to the cash compensation (or elective deferred stock), each non-employee director will receive an annual grant of deferred stock. The grant will be effective on the first day of each year, and the number of shares granted will equal $100,000 divided by the closing sale price of a share of Manpower’s common stock on the last business day of the preceding year, or 1,757 shares of deferred stock for 2008. Such deferred stock will vest in equal quarterly installments on the last day of each calendar quarter during the year. Shares of common stock represented by vested deferred stock held by a director will be distributed to the director on the earlier of the third anniversary of the effective date of grant or within 30 days after the date the director ceases to be a member of the board of directors. The director will have the right to extend the deferral period as described above. A new non-employee director will receive a grant of deferred stock effective the date the director is appointed to the board, and the grant will be prorated for the period beginning on the date of the director’s appointment and ending on December 31 of that year.

Instead of receiving the annual grant of deferred stock, non-employee directors have the right to elect to receive the same number of shares of restricted stock. Like the deferred stock, any such grant will be effective on the first day of the year and will vest in equal quarterly installments on the last day of each calendar quarter during the year. Any such election will be effective only if made on or before December 31 of the preceding year or within 10 days of appointment to the board of directors.

Non-Employee Director Stock Ownership Guidelines

The nominating and governance committee believes that non-employee directors should hold a meaningful stake in Manpower to align their economic interests with those of the shareholders. To that end, the committee recommended and the board of directors approved stock ownership guidelines for the non-employee directors effective on January 1, 2006. Non-employee directors are expected to own shares or hold vested deferred stock or vested restricted stock equal in value to five times the annual cash retainer ($60,000 at January 1, 2006, for a total guideline of $300,000) by January 1, 2009 for directors in office as of January 1, 2006, and by the third anniversary of the date of appointment for directors appointed after January 1, 2006. In determining whether targeted ownership levels have been met, the committee will not take into account unexercised options. The committee intends to revisit these stock ownership guidelines in 2009. The following table details each non-employee director’s stock ownership relative to the stock ownership guidelines.

Director	Number of shares held as of January 1, 2009(#)		Value of shares held as of January 1, 2009(1)	Target Date to Satisfy Guidelines
Marc J. Bolland	7,921	(2)	$269,235	1/1/09
Gina R. Boswell	2,921	(3)	$99,285	2/14/10
J. Thomas Bouchard	32,603	(4)	$1,108,176	1/1/09 — Guidelines Satisfied
Cari M. Dominguez	2,631	(5)	$89,428	5/2/10
Jack M. Greenberg	5,968	(6)	$202,852	1/1/09
Terry A. Hueneke	11,017	(7)	$374,468	1/1/09 — Guidelines Satisfied
Ulice Payne, Jr.	2,054	(5)	$69,815	10/23/10
John R. Walter	44,298	(8)	$1,505,689	1/1/09 — Guidelines Satisfied
Edward J. Zore	29,457	(9)	$1,001,243	1/1/09 — Guidelines Satisfied

(1)	Price per share of Manpower common stock on January 1, 2009 was $33.99.

(2)	Includes 3,738 shares of common stock and 4,183 vested shares of deferred stock.

(3)	Includes 2,753 shares of common stock and 168 vested shares of deferred stock.

(4)	Includes 29,134 shares of common stock and 3,469 vested shares of deferred stock.

(5)	Consists of vested shares of deferred stock.

(6)	Includes 4,361 shares of common stock and 1,607 vested shares of deferred stock.

(7)	Includes 7,945 shares of common stock and 3,072 vested shares of deferred stock.

(8)	Includes 38,541 shares of common stock and 5,757 vested shares of deferred stock.

(9)	Includes 20,000 shares of common stock and 9,457 vested shares of deferred stock.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The executive compensation committee of the board of directors of Manpower has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the executive compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Executive Compensation Committee

J. Thomas Bouchard, Chairman

Marc J. Bolland

Cari M. Dominguez

Jack M. Greenberg

John R. Walter

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the executive compensation committee has ever been an officer or employee of Manpower or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

AUDIT COMMITTEE REPORT

We have an audit committee consisting of four directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange. The board of directors has adopted a charter for the audit committee, which is available on our web site at www.investor.manpower.com. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations as our qualified legal compliance committee.

In 2008, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief executive officer, our chief financial officer, other senior members of the finance department, the chairperson of our disclosure committee, the head of internal audit, our chief legal officer, our outside counsel and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	our financial statements for each of the first three quarters of 2008, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

•	our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards,

•	the independent auditors’ material written communications with management,

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans,

•	internal audit results,

•	our risk management framework, including financial and operations risks,

•	the impact of new accounting pronouncements,

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning,

•	litigation matters, including the Competition Council case in France,

•	our compliance with the Foreign Corrupt Practices Act and our code of business conduct and ethics,

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Policy on Services Provided by Independent Auditors, and

•	a self-evaluation of the committee.

The audit committee met five times in private session with Deloitte & Touche LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting.

In addition to the meetings discussed above, the chairman of the audit committee, and any other audit committee member who desired or was requested to participate, reviewed with management and our independent auditors our financial results for each quarter of 2008 prior to the quarterly release of earnings.

In February 2009, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements,

•	our judgmental reserves,

•	the effect of regulatory and accounting initiatives on our financial statements, including the adoption of significant accounting pronouncements,

•	confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors,

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit,

•	other matters required to be discussed by SAS No. 61, and

•

matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2008 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the chairperson of our disclosure committee, the head of internal audit and management.

The audit committee has reviewed the fees billed by Deloitte & Touche LLP and related entities (“Deloitte”) to us with respect to 2007 and 2008, which consist of the following:

Audit Fees.    The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2007 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2007 approved by the audit committee were $5,405,000.

The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2008 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2008 approved by the audit committee were $5,550,000.

Audit-Related Fees.    The aggregate fees billed by Deloitte for audit-related services were $36,200 in 2007. These services consisted of training on U.S. GAAP topics for a foreign subsidiary, audit of a foreign employee pension plan, advice and assistance related to data privacy, auditor reports required as part of an internal restructuring and related to a government grant and review of accounting processes at a foreign subsidiary.

The aggregate fees billed by Deloitte for audit-related services were $17,900 in 2008. These services consisted of an auditor report related to a statement of flexworker educational expenses and an audit of a foreign employee pension plan.

Tax Fees.    The aggregate fees billed by Deloitte for tax services were $995,100 in 2007. These services consisted of assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice related to VAT and wage tax matters, advice regarding tax issues relating to our internal reorganizations and advice and assistance with respect to transfer pricing matters.

The aggregate fees billed by Deloitte for tax services were $1,234,300 in 2008. These services consisted of assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice related to VAT and wage tax matters, advice regarding tax issues relating to our internal reorganizations and advice and assistance with respect to transfer pricing matters.

All Other Fees.    The aggregate fees and expenses billed by Deloitte for all other services were $130,000 in 2007 for due diligence work on a potential acquisition and the assessment of the risks and opportunities related to providing sole supplier services for a specific client business for a foreign subsidiary.

The aggregate fees and expenses billed by Deloitte for all other services were $176,000 in 2008 for due diligence work on a potential acquisition, a SAS 70 controls report in the U.S. and human capital advisory services.

Our policy on services provided by the independent auditors was initially adopted by the audit committee in March 2002 and has since been revised several times in response to regulatory requirements. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at www.investor.manpower.com. Each of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” was approved during 2007 and 2008 in accordance with the policy.

The audit committee has also received the written disclosures and confirmation from Deloitte required by PCAOB Ethics and Independence Rule 3526 and discussed with Deloitte their independence. In particular, at each regular meeting during 2008 and at the meeting in February 2009 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us that are described above. The audit committee has considered whether the provision of the non-audit services described above is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2008 audit, and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee

Edward J. Zore, Chairman

Gina R. Boswell

Terry A. Hueneke

Ulice Payne, Jr.

3.  RATIFICATION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2009 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP has audited our consolidated financial statements since the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2009.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2009. Abstentions will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2009, and your proxy will be so voted unless you specify otherwise.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2008 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options as of December 31, 2008(1)	Weighted-average exercise price of outstanding options as of December 31, 2008($)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2008 (excluding securities reflected in the first column)(2)(3)
Equity compensation plans approved by security holders	5,026,648	49.57	3,853,903
Equity compensation plans not approved by security holders(4)	—	—	—
Total	5,026,648	49.57	3,853,903

(1)	Includes 49,475 shares to be issued upon the exercise of outstanding options under the Right Management Consultants, Inc. 1993 Stock Incentive Plan, as amended, and the Right Management Consultants, Inc. Amended and Restated Directors’ Stock Option Plan. We assumed these plans in connection with our acquisition of Right in 2004. The weighted-average exercise price of outstanding options granted under these plans as of December 31, 2008 was $31.83. There will be no further grants under these plans.

(2)	Includes the number of shares remaining available for future issuance under the following plans: Deferred Stock Plan — 106,176 shares; 1990 Employee Stock Purchase Plan — 333,809 shares; Savings Related Share Option Scheme — 841,331 shares; and 2003 Equity Incentive Plan — 2,572,587 shares. The Savings Related Share Option Scheme enables us to offer to U.K. employees with at least one year of service the opportunity to purchase a specified number of shares of our common stock at not less than 85% of its market value on the day prior to the offer to participate in the plan. Funds used to purchase the shares are accumulated through payroll deductions.

(3)	The 2003 Equity Incentive Plan provides for the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units and deferred stock. The maximum number of shares issuable in respect of restricted stock, restricted stock units, performance share units and deferred stock granted under the 2003 Equity Incentive Plan is 800,000 subject to adjustment as provided in the plan. If the amendment to the 2003 Equity Incentive Plan is approved, this limit on “full value awards” will be increased by 1,500,000 shares to 2,300,000 shares. As of December 31, 2008, there were 272,324 shares remaining available for future issuance as full value awards under the 2003 Equity Incentive Plan.

(4)	As of December 31, 2008, we did not maintain any equity compensation plans which were not approved by shareholders.

4.  APPROVAL OF AMENDMENT TO THE 2003 EQUITY INCENTIVE PLAN OF MANPOWER INC.

General

In 2003, the board of directors adopted and the shareholders approved the 2003 Equity Incentive Plan of Manpower Inc. In 2005, the board of directors adopted and the shareholders approved an amendment to the 2003 plan to allow the grant of performance share units and restricted stock units, to add performance goal features, to amend the limits on “full value awards,” and to change the share counting provisions. In 2006, the board of directors adopted and the shareholders approved an amendment to the 2003 plan to increase the total number of shares of Manpower common stock authorized for issuance under the 2003 plan. In addition, the board of directors also approved other amendments to the 2003 plan on July 13, 2003, December 15, 2004, October 31, 2006 and February 17, 2009.

On February 17, 2009, the board of directors adopted an amendment to the 2003 plan to:

•	increase the maximum number of shares authorized for issuance under the 2003 plan by 2,500,000 shares from 7,500,000 to 10,000,000 shares;

•	increase the aggregate number of “full value awards” available for grant by 1,500,000 shares from 800,000 shares to 2,300,000 shares;

•

revise the share counting provisions for the individual employee maximum annual limit on full value awards so that the limit only applies to performance-based awards that would otherwise qualify for “performance-based compensation” treatment under Section 162(m) of the Internal Revenue Code;

•	allow for the net exercise of stock options;

•	re-approve the performance goals associated with awards under the 2003 plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code; and

•	make certain other miscellaneous administrative changes.

The proposed amendment was approved by the board of directors subject to shareholder approval. If shareholder approval is received, the 2003 plan will be amended and restated to incorporate the amendment. The amendment will not be implemented unless shareholder approval is received, although certain changes for which shareholder approval is not required may still be made.

The complete text of the 2003 plan has been filed with the Securities and Exchange Commission as Appendix B to this proxy statement. The following description is a summary of the material features of the 2003 plan and the proposed amendment.

Material Features of the 2003 Plan and Proposed Amendment

Common Stock Subject to the 2003 Plan.    The 2003 plan currently provides for the grant of nonstatutory stock options, incentive stock options, restricted stock, restricted stock units, performance share units, share appreciation rights (SARs), and deferred stock to employees designated by the executive compensation committee or the board of directors. The 2003 plan also provides for the grant of nonstatutory stock options, restricted stock, restricted stock units, performance share units, SARs and deferred stock to non-employee directors designated by the board of directors. Under the 2003 plan, the maximum number of shares which may be issued, subject to adjustment as described below, is 7,500,000 shares of common stock. If the proposed amendment is approved, the maximum number of shares available for issuance, subject to adjustment as described below, would be increased by 2,500,000 shares to 10,000,000 shares of common stock. For purposes of determining the maximum number of shares which may be issued, any shares which have been issued as restricted stock which are forfeited are not considered to have been issued and, upon the exercise of a SAR or option granted under the 2003 plan, the full number of SARs or options exercised are considered to have been issued under the 2003 plan. The amendment clarifies that shares withheld to satisfy taxes, shares used to exercise an option, and the underlying shares to which the exercise of a SAR relates, reduce the number of shares available for issuance under the 2003 plan. In addition, the amendment provides that if an option is exercised by using the net exercise method set forth in paragraph 7(f) of the 2003 plan, the gross number of shares for which the option is exercised is considered to have been issued. As explained below, the 2003 plan does not permit the net exercise of SARs.

Increase in Aggregate Limit on Full Value Awards.    Currently, the maximum number of shares that may be issued under the 2003 plan pursuant to the grant of restricted stock and pursuant to the settlement of restricted stock units, performance share units or shares of deferred stock granted under the 2003 plan is 800,000 shares (of which, as of December 31, 2008, 272,324 shares were available for future issuance), subject to adjustment as described below. If the proposal is approved, the maximum number of shares that may be issued pursuant to the grant or settlement of such awards (collectively, “full value awards”) would be increased by 1,500,000 shares to a total of 2,300,000 shares, subject to adjustment as described below. For purposes of determining the maximum number of shares issuable pursuant to full value awards available under the 2003 plan, any shares of restricted stock or deferred stock that are forfeited, or any restricted stock units or performance share units that are forfeited, are not considered to have been issued.

Individual Employee Limit on Full Value Awards.    Currently, the maximum number of shares that an individual employee is eligible to receive through awards of restricted stock and deferred stock, plus the number of restricted stock units and performance share units (again, all full value awards) in any fiscal year under the 2003 plan is 150,000 shares, subject to adjustment as described below. If the proposal is approved, for purposes of determining the maximum number of shares that an individual employee is eligible to receive pursuant to grants of full value awards in any fiscal year under the 2003 plan, any such full value awards that may vest based on continued performance of services only (e.g., time-based vested restricted stock, restricted stock units or deferred stock) would be excluded.

Net Exercise of Options.    If the proposal is approved, the 2003 plan will be amended to permit a participant, in the discretion of the administrator, to exercise a nonstatutory stock option on a “net exercise” basis. In such case, Manpower will deliver to the participant the total number of shares equal to the number of shares for which the option was exercised, reduced by the number of whole shares (which Manpower will retain) with a value on the date of exercise equal to the exercise price and the required withholding tax at the time of exercise. Under the 2003 plan, SARs are not permitted to be exercised on a net exercise basis.

Administration.    The 2003 plan is administered by the board of directors with respect to grants to non-employee directors under the 2003 plan. The 2003 plan is administered by the executive compensation committee or the board of directors with respect to grants to employees. The executive compensation committee is appointed by the board of directors, and it is constituted to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 and to permit grants of performance-based compensation under the 2003 plan to comply with Section 162(m), or any other statutory rule or regulatory requirements, unless otherwise determined by the board of directors. We refer to the board of directors and the executive compensation committee as the administrator.

The administrator has sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the 2003 plan. A decision of the administrator with regard to any of these matters is conclusive and binding.

Eligibility.    Participants under the 2003 plan are limited to our non-employee directors and employees. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that approximately 33,000 persons are eligible to participate in the 2003 plan, which includes nine non-employee directors and nine executive officers. If proposal two is approved by the company’s shareholders, Mr. Mendoza will become eligible to participate in the 2003 plan upon the close of the annual meeting.

Duration and Amendment of the 2003 Plan.    No awards may be granted pursuant to the 2003 plan after February 18, 2013. Except to the extent shareholder approval or participant consent is required, the board of directors may amend, modify or terminate the 2003 plan.

Except as described below, the administrator may amend, modify or terminate an outstanding award. The administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant, except where such amendment or modification is necessary in order for a participant to avoid becoming subject to penalties and/or interest under Section 409A of the Internal Revenue Code with respect to certain awards.

Adjustment in Event of Capital Changes.    The 2003 plan provides that the administrator shall make adjustments to the total number of shares authorized for issuance under the 2003 plan, the number of shares subject to each outstanding option, the number of shares of restricted stock then held by each participant, the number of shares to which an outstanding SAR relates, the number of shares to which each outstanding award of deferred stock, restricted stock unit or performance share unit relates, the exercise price applicable to each option, the grant value of each SAR, and the other limitations described above under “Common Stock Subject to the 2003 Plan,” “Increase in Aggregate Limit on Full Value Awards” and “Individual Employee Limit on Full Value Awards,” in the event of any change in our capitalization, including stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or similar transactions. In addition, in the event of a merger or consolidation of Manpower in which Manpower is not the survivor, the administrator may provide for the waiver of any restrictions or vesting requirements for awards outstanding under the 2003 plan and for the conversion of outstanding awards into cash or the right to receive securities of another person on terms determined by the administrator.

Material Terms of the Performance Goals

Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any year to its CEO or its three most highly paid executive officers (other than its CEO or CFO) unless such payments are “performance-based” as defined in that section. One of the requirements for compensation to be “performance-based” under Section 162(m) is that the company’s shareholders must approve the material terms of the performance goals for such compensation initially and at least once every five years thereafter. The company’s shareholders initially approved the material terms of the performance goals for such compensation in 2005.

Accordingly, to enable us to receive tax deductions for compensation earned by our chief executive officer and executive officers under grants of performance-based restricted stock and restricted stock units and performance share units under the 2003 plan, the board of directors is requesting shareholder re-approval of the material terms of the performance goals for those types of awards.

The performance goals we are requesting the shareholders to re-approve for awards of restricted stock, restricted stock units and performance share units granted under the 2003 plan include the following business measurements:

•	Net income

•	Revenue

•	Earnings per share diluted

•	Return on investment

•	Return on invested capital

•	Return on equity

•	Return on net assets

•	Shareholder returns (either including or excluding dividends) over a specified period of time

•	Financial return ratios

•	Cash flow

•	Amount of expense

•	Economic profit

•	Gross profit

•	Gross profit margin percentage

•	Operating profit

•	Operating profit margin percentage

•	Amount of indebtedness

•	Debt ratios

•	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)

•	Attainment by a share of common stock of a specified market price for a specified period of time

•	Customer satisfaction survey results

•	Employee satisfaction survey results

•

Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing

The performance goals based on these business measurements may be set on a pre-tax or after-tax basis, may include or exclude the impact of changes in currency exchange rates, may be applied on an absolute or relative basis, may be valued on a growth or fixed basis, and may be applied on a company-wide, business segment, or individual basis. The goals also may be determined with or without regard to extraordinary, unusual or nonrecurring events (including, without limitation, the impact of acquisitions or divestitures) and with or without regard to accounting changes, as specified by the executive compensation committee at the time an award is granted.

If re-approved by the shareholders, this proposal would not limit our right to award or pay other forms of equity incentives under the 2003 plan to the company’s executive officers that are not performance-based, including restricted stock and restricted stock units that vest based upon the continued employment of a participant.

2003 Plan Benefits.    We cannot determine how many eligible employees will participate in the 2003 plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the 2003 plan as a result of this amendment.

The following table sets forth the awards and the dollar value of the awards granted under the 2003 plan during 2008 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name	Restricted Stock/ RSUs	Dollar Value of Restricted Stock/ RSUs(1)	Options	Dollar Value of Options(1)	Performance Share Units(2)	Dollar Value of Performance Share Units(1)	Deferred Stock	Dollar Value of Deferred Stock(1)
Jeffrey A. Joerres	40,000	$2,265,600	180,000	$3,078,774	65,000	$3,681,600	0	0
Michael J. Van Handel	0	0	45,000	$769,693	25,000	$1,416,000	0	0
Barbara J. Beck	0	0	30,000	$513,129	7,000	$396,480	0	0
Françoise Gri	0	0	27,000	$449,258	7,000	$396,480	0	0
Darryl Green	0	0	25,000	$427,607	6,000	$339,840	0	0
Jonas Prising	0	0	30,000	$513,129	6,000	$339,840	0	0
Owen J. Sullivan	0	0	24,000	$410,503	5,500	$311,520	0	0
All executive officers as a group	40,000	$2,265,600	399,000	$6,811,996	131,000	$7,419,840	0	0
All non-employee directors as a group	7,028	$400,000	0	0	0	0	14,245	$769,580
All employees other than executive officers as a group	19,000	$1,076,160	580,500	$7,437,639	0	0	0	0

(1)	The grant date fair value of awards that are reported in this column have been computed in accordance with SFAS 123(R).

(2)	These amounts represent the number of performance share units for the three-year performance period from 2008-2010 if target performance is achieved.

Market Value

On March 2, 2009 the closing sales price of the common stock on the NYSE was $26.33 per share.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal, provided that the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal. If the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal, abstentions and broker non-votes will not be counted as voting on the proposal.

The board of directors recommends that you vote FOR the approval of the amendment to the 2003 Equity Incentive Plan and your proxy will be so voted unless you specify otherwise.

5.  SHAREHOLDER PROPOSAL REGARDING IMPLEMENTATION OF THE MACBRIDE PRINCIPLES IN NORTHERN IRELAND

The following proposal was submitted by the City of New York Office of the Comptroller, located at 1 Centre Street, New York, New York 10007, on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the New York City Board of Education Retirement System, and by the Minnesota State Board of Investment, located at 60 Empire Drive, Suite 355, St. Paul, Minnesota 55103. We refer to these shareholders as the proponents. The proponents own 723,789 shares of common stock in the aggregate. If a representative of the proponents who is qualified under state law is present and submits the proposal for a vote, then the proposal will be voted upon at the annual meeting. In accordance with federal securities regulations, we have included the proposal and the supporting statement exactly as submitted by the proponents. To ensure that readers can easily distinguish between the material provided by the proponents and material provided by us, we have put a box around the material provided by the proponents.

NORTHERN IRELAND — MACBRIDE PRINCIPLES

WHEREAS, Manpower, Inc. has a subsidiary in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3. The banning of provocative religious or political emblems from the workplace.

4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9. The appointment of a senior management staff member to oversee the company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

We believe that our company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by Manpower, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

The board of directors of Manpower recommends a vote “AGAINST” this proposal for the following reasons:

We fully support the efforts to eliminate employment discrimination in Northern Ireland and we cooperate fully with ongoing related efforts.

We have a demonstrated record of concern for human rights and equality of opportunity throughout our company. Our policy and practice in Northern Ireland and worldwide are to provide equal opportunity employment in all locations without regard to race, creed, religion, sex, national origin, citizenship status, age, disability or marital status. We make decisions regarding the hiring, promotion and termination of our employees based solely on experience and qualifications and without regard to religious or ethnic background. Similarly, our recruiting procedures are designed to provide equal opportunity.

In addition to following our own non-discrimination policies, we comply with the standards of the Northern Ireland Fair Employment legislation, as updated by the Fair Employment and Treatment (Northern Ireland) Order of 1998. This legislation applies to all employers in Northern Ireland, including our operations, and makes religious discrimination and preferential treatment in employment illegal. In addition, we are registered with, and cooperate with, the Equality Commission for Northern Ireland (formerly the Fair Employment Commission), which oversees equal opportunity in employment. The MacBride Principles, which date from the mid-1980’s, precede this legislation and are no longer appropriate as a result of the legislation.

Manpower promotes full compliance with the Northern Ireland Fair Employment legislation and associated codes of practice relating to equality of opportunity in the workplace. In addition, we periodically review our policies and procedures to ensure such compliance. We also comply fully with ongoing government efforts in Northern Ireland to eliminate discrimination and workplace harassment.

In effect, Manpower’s policies and applicable laws endorse the same belief in equality of opportunity that is embodied in the MacBride Principles. However, the board of directors does not believe that it is advisable for Manpower to endorse or subscribe to the MacBride Principles as set forth in the proposed resolution. By adopting the MacBride Principles, we would become unnecessarily accountable to different sets of overlapping fair employment guidelines, which would unnecessarily burden us in the conduct of our business. In addition, the board of directors is concerned that implementation of a duplicate set of principles could lead to confusion, conflicts and, potentially, unfairness in the workplace. Finally, the board of directors believes that it is not practical or prudent for Manpower to develop solutions in the United States to problems unique to Northern

Ireland. For the foregoing reasons, the board of directors believes that adoption of this proposal is not in the best interest of Manpower, its shareholders or its employees in Northern Ireland.

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions will not be counted as voting, and, therefore, will have no impact on the approval of the proposal.

At our 2006, 2007 and 2008 annual meetings of shareholders, the proponents presented a substantially identical proposal. The board of directors opposed the proposal each year, and shareholders overwhelmingly rejected the proposal, with over 91% of the votes cast voting against it in 2006 and over 86% of the votes cast voting against it in 2007 and 2008.

For these reasons, the board of directors recommends you vote AGAINST the shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland, and your proxy will be so voted unless you specify otherwise.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2010 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2010 annual meeting of shareholders must be received by us no later than January 28, 2010. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2010 annual meeting of shareholders must be received by us at our principal executive offices by November 9, 2009. Such nominations or proposals must be submitted to Mr. Kenneth C. Hunt, Secretary, Manpower Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2008 all filing requirements were met, except for one late Form 4 filed by Mr. Hunt to report the sale of 100 shares.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 27, 2009. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the board of directors or, if no such recommendation is given, in their discretion.

Shareholders may obtain a copy of our annual report on Form 10-K at no cost by requesting a copy on our Internet web site at www.investor.manpower.com or by writing to Mr. Kenneth C. Hunt, Secretary, Manpower Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

By Order of the Board of Directors,

Kenneth C. Hunt, Secretary

APPENDIX A

Manpower Inc.

Categorical Standards for Relationships Deemed

Not to Impair Independence of Non-Employee Directors

For purposes of making a determination regarding the independence of a non-employee director of Manpower Inc. (together with its subsidiaries, the “Company”) under the rules of the New York Stock Exchange, a commercial relationship between a director and the Company will not be considered to impair the director’s independence if:

1.	The director’s sole interest in the relationship is by virtue of his or her status as a director, officer or employee of, or holder of a less than 10% equity interest (other than a general partnership interest) in, an entity or an affiliate of an entity with which the Company has such relationship;

2.	Payments by the Company for property or services to, or payments to the Company for property or services by, the entity and any such affiliate accrued during any single fiscal year constitute in the aggregate less than two percent of the annual gross revenues reported for the last fiscal year of each of the Company and the entity and such affiliate. In applying this standard, both the payments and the gross revenues to be measured will be those reported in the last completed fiscal year;

3.	The director is not personally involved in the negotiation of the terms of any transaction giving rise to the relationship, or otherwise personally involved in such transaction; and

4.	Any transaction giving rise to the relationship is negotiated and conducted on an arm’s-length basis.

A-1

APPENDIX B

2003 EQUITY INCENTIVE PLAN

OF

MANPOWER INC.

(Amended and Restated Effective ~~February 17,~~April 28, 2009)

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.

1. GENERAL

This Plan exclusive of Section A below applies to all Directors and Employees. Section A of the Plan applies to those Employees who are employed in the United Kingdom.

2. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a) “Administrator” shall mean the Committee or the Board of Directors with respect to grants to Employees under the Plan and the Board of Directors with respect to grants to Directors under the Plan.

(b) “Award” shall mean an Option, Restricted Stock, Restricted Stock Units, an SAR, Performance Share Units, or Deferred Stock granted under the Plan.

(c) “Board of Directors” shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

(d) A termination of employment for “Cause” will mean termination upon (1) on Employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his reasonable judgment, (2) insubordination, (3) an Employee’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) an Employee’s chronic absence from work other than by reason of a serious health condition, (5) an Employee’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by an Employee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 5 of the Plan.

(g) “Company” shall mean Manpower Inc., a Wisconsin corporation.

(h) “Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph 11 of the Plan.

(i) “Deferred Stock Agreement” shall mean the agreement ~~between~~whereby the Company ~~and a Participant whereby~~’s grant of shares of Deferred Stock ~~is granted to such Participant~~to a Participant is confirmed.

(j) “Director” shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

(k) “Disability” shall mean (i) with respect to an Employee, a physical or mental incapacity which, as determined by the Committee, results in an Employee ceasing to be an Employee and (ii) with respect to a Director, a physical or mental incapacity which results in a Director’s termination of membership on the Board of Directors of the Company; provided, however, that where an Award is granted to a Participant who is subject to U.S. federal income tax with terms such that it is nonqualified deferred compensation for purposes of Section 409A of the Code, “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(l) “Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Grant Value” of an SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(o) “Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(p) “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(q) “Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(r) “Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Non-Statutory Stock Option granted under the Plan.

(s) “Option Agreement” shall mean the agreement ~~between~~whereby the Company ~~and~~’s grant of an Option to a Participant ~~whereby an Option is granted to such Participant~~is confirmed.

(t) “Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(u) “Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may include or exclude the impact of changes in currency exchange rates, (iii) may be applied on an absolute or relative basis, (iv) may be valued on a growth or fixed basis, and (v) may be applied on a Company-wide, business segment, or individual basis:

1.	Net Income
2.	Revenue
3.	Earnings per share diluted
4.	Return on investment
5.	Return on invested capital
6.	Return on equity
7.	Return on net assets
8.	Shareholder returns (either including or excluding dividends) over a specified period of time
9.	Financial return ratios
10.	Cash flow
11.	Amount of expense
12.	Economic profit
13.	Gross profit
14.	Gross profit margin percentage
15.	Operating profit
16.	Operating profit margin percentage
17.	Amount of indebtedness
18.	Debt ratios
19.	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)
20.	Attainment by a Share of a specified Market Price for a specified period of time
21.	Customer satisfaction survey results
22.	Employee satisfaction survey results
23.	Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing

The above Performance Goals may be determined with or without regard to (i) changes in accounting or (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee upon the grant of an Award.

(v) “Performance Share Unit” shall mean a right, contingent upon the attainment of specified performance objectives within a specified performance period, to receive one or more Shares from the Company, in accordance with, and subject to, Paragraph 10 of the Plan.

(w) “Performance Share Unit Agreement” shall mean the agreement ~~between~~whereby the Company ~~and a Participant whereby~~’s grant of Performance Share Units ~~are awarded~~ to ~~such~~a Participant is confirmed.

(x) “Plan” shall mean the 2003 Equity Incentive Plan of the Company.

(y) “Protected Period” shall be a period of time determined in accordance with the following:

(1) if a Triggering Event is triggered by an acquisition of shares of common stock of the Company pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event;

(2) if a Triggering Event is triggered by a merger or consolidation of the Company with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event; and

(3) in the case of any Triggering Event not described in clause (1) or (2) above, the Protected Period shall commence on the date that is six months prior to the Triggering Event and shall continue through and including the date of the Triggering Event.

(z) “Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Paragraph 8 of the Plan.

(aa) “Restricted Stock Agreement” shall mean the agreement ~~between~~whereby the Company ~~and a Participant whereby~~’s grant of shares of Restricted Stock ~~is granted to such Participant~~to a Participant is confirmed.

(bb) “Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Paragraph 8 of the Plan.

(cc) “Restricted Stock Unit Agreement” shall mean the agreement ~~between~~whereby the Company ~~and a Participant whereby~~’s grant of Restricted Stock Units ~~are granted~~ to ~~such~~a Participant is confirmed.

(dd) “SAR” shall mean a stock appreciation right with respect to one Share granted under the Plan.

(ee) “SAR Agreement” shall mean the agreement ~~between~~whereby the Company ~~and~~’s grant of SARs to a Participant ~~whereby an SAR is granted to such Participant~~is confirmed.

(ff) “Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(gg) “Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(hh) “Triggering Event” shall mean the first to occur of any of the following:

(1) the acquisition (other than from the Company), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (determined in accordance with Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2) the consummation of any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(3) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(4) individuals who, as of the date this Plan is adopted by the Board of Directors of the Company, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board of Directors of the Company whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or

(5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

3. AWARDS AVAILABLE UNDER THE PLAN

The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units and Deferred Stock under the Plan.

The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

4. SHARES RESERVED UNDER PLAN

(a) The aggregate number of Shares which may be issued under the Plan pursuant to the exercise ~~or grant of Awards~~of Options and SARs, the grant of Restricted Stock, and pursuant to the settlement of Restricted Stock Units, Performance Share Units and Deferred Stock shall not exceed ~~7,500,000~~10,000,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; and (2) upon the exercise of an SAR or Option granted under the Plan, the full number of SARs or Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method set forth in Paragraph 7(f), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax.

(b) The aggregate number of ~~shares~~Shares which may be issued under the Plan pursuant to the grant of Restricted Stock ~~or Deferred Stock granted under the Plan plus the number~~and pursuant to the settlement of Restricted Stock Units ~~and~~, Performance Share Units or shares of Deferred Stock granted under the Plan shall not exceed ~~800,000~~2,300,000 (subject to adjustment as provided in Paragraph 13 hereof). For purposes of determining the maximum number of shares issuable under these types of Awards ~~available for grant under the Plan~~, any shares of Restricted Stock or Deferred Stock ~~which are forfeited to the Company,~~ or any Restricted Stock Units or Performance Share Units which are forfeited to the Company, shall be treated, following such forfeiture, as ~~Awards~~Shares that have not been ~~granted~~issued under the Plan.

(c) No Employee shall be eligible to receive grants of Options and SARs for more than an aggregate of 750,000 Shares during any three-year period (subject to adjustment as provided in Paragraph 13 hereof).

(d) The aggregate number of shares of Restricted Stock and Deferred Stock, plus the number of Restricted Stock Units and Performance Share Units granted to any one Employee during any fiscal year of the Company shall be limited to 150,000 (subject to adjustment as provided in Paragraph 13 hereof and excluding any such Awards which may vest based on the continued performance of services only, e.g., time-based vested Restricted Stock, Restricted Stock Units or Deferred Stock).

(e) In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof).

5. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”), and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

6. ELIGIBILITY

(a) Directors shall be eligible to receive Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan.

(b) Employees shall be eligible to receive Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan. In determining the Employees to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(c) A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Paragraph 4.

7. OPTIONS: GENERAL PROVISIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Maximum Annual Grant of Incentive Stock Options to Any Employee. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option. [Effective for grants made on or after October 31, 2006, the preceding sentence will read as follows: The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such Option.]

(d) Exercise. An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 7(g), below, or as otherwise determined by the Administrator, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant’s giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e) General Exercise Period. The Administrator may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Participant. Notwithstanding any limitation on the exercise of any Option or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding Options shall become immediately exercisable, and if a person ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, all Options held by such person shall become immediately exercisable upon the Triggering Event. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from its date of grant. Every Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(f) Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by the Participant ~~for more than six months~~, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant ~~for more than six months~~, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at ~~their Market Price on the business day immediately preceding the day~~the opening sale price per Share on the New York Stock Exchange on the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the opening sale price per Share on the New York Stock Exchange) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the opening sales price per share on the New York Stock Exchange on the day of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

(g) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to retirement on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option to the extent that such Participant then has a present right to exercise such Option or would have become entitled to exercise such Option had that Participant remained an Employee during such three-year period; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant.

(3) In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Employee dies without a surviving designated beneficiary, (2) by the personal representative, administrator, or other representative of the estate of the deceased Employee, or by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option (except in the case of a Participant who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause). Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee as provided in Subparagraphs 7(g)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

(i) Transferability.

(1) Except as otherwise provided in this Paragraph 7(i), or unless otherwise provided by the Administrator, Options granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the Options granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Participant.

(2) Nonstatutory Stock Options granted to Directors or to any Employee who is subject to Section 16 of the Exchange Act shall be transferable to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships in which the Participant and/or such family members are the only partners, provided the transferee agrees to be bound by any vesting or other restrictions applicable to the Participant with respect to the Options. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, children, descendants of children, and spouses of children and descendants. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Participant.

8. RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b) Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.

(c) Vesting Conditions. The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives. Where Restricted Stock is granted subject to vesting conditions that are based upon the achievement of specific performance objectives, except as otherwise provided in this Section 8, the Restricted Period shall not end until the performance objectives have been achieved, as certified by the Committee or otherwise. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits), or due to early retirement with the consent of the Administrator, or due to death or Disability, all restrictions applicable to any Restricted Stock then held by the Participant shall immediately lapse and all unvested Restricted Stock Units held by the Participant shall immediately vest.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator ~~at the time of grant~~, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, the restrictions applicable to any Restricted Stock then held by all Participants shall immediately lapse and any Restricted Stock Units then held by all Participants shall immediately vest. In addition, except as otherwise determined by the Administrator ~~at the time of grant~~, in the case of any individual Employee, ~~upon~~if that person~~’s ceasing~~ ceases to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, the restrictions applicable to any Restricted Stock then held by such Employee shall ~~immediately~~ lapse and any Restricted Stock Units ~~then~~ held by such Employee shall ~~immediately~~ vest as of the date of the Triggering Event.

(f) Retention of Certificates for Restricted Stock. The Company will retain custody of the stock certificates representing Restricted Stock during the Restricted Period as well as a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Company.

(g) Transferability of Restricted Stock Units. Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vest.

(j) Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by ~~a shareholder holding a number of Shares equal to the number of Restricted Stock Units held by such~~the Participant during ~~the year or shorter period that the Participant held~~such fiscal year if the Restricted Stock Units held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. ~~In the event of any distribution with respect to Shares other than a cash dividend, then, except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal in value to the fair market value of the property which would have been received by a shareholder holding a number of Shares equal to the number of shares of Restricted Stock Units held by such Participant on the date of the distribution in such fiscal year, assuming each additional Restricted Stock Unit has a value equal to the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units.~~ Where a distribution of Shares to a Participant in respect of Restricted Stock Units in accordance with Subparagraph 8(i) above is made before the end of the Company’s fiscal year (due to vesting or otherwise), a pro rata portion of any Restricted Stock Units that would otherwise be credited to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such Restricted Stock Units at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Restricted Stock Units credited under this Subparagraph 8(j) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest.

9. SARs

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of SARs shall be confirmed by the execution of an SAR Agreement.

(b) Grant Value. The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such SAR. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such SAR. [Effective for grants made on or after October 31, 2006, the preceding sentence will read as follows: The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such SAR.]

(c) Exercise. An SAR Agreement may provide for exercise of an SAR by a Participant in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9(f) below, or as otherwise determined by the Administrator, no SAR granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d) General Exercise Period. The Administrator may, in its discretion, determine the periods during which SARs may be exercised by a Participant. Notwithstanding any limitation on the exercise of any SAR or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding SARs shall become immediately exercisable, and if a person ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, all SARs held by such person shall become immediately exercisable as of the date of the Triggering Event. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from its date of grant. Every SAR which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(e) Rights on Exercise. An SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised. However, the Company, as determined in the sole discretion of the Administrator, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash substantially equal to the aggregate Market Price on the Valuation Date of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the aggregate Market Price on the Valuation Date of the Shares the Company would otherwise be obligated to deliver.

(f) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to retirement on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder to the extent such Participant then has a present right to exercise such SAR or would have become entitled to exercise such SAR had that person remained an Employee during such three-year period; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant.

(3) In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Employee dies without a surviving designated beneficiary, (2) by the personal representative, administrator, or other representative of the estate of the deceased Employee, or by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death or would have become entitled to exercise such SAR had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an SAR who has designated a beneficiary for purposes of Subparagraph 9(f)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR (except in the case of a Participant who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause). Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(g) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an SAR if a person ceases to be an Employee as provided in Subparagraphs 9(f)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an SAR be exercisable subsequent to ten (10) years after its date of grant.

(h) Transferability. Except as otherwise provided in this Paragraph 9(h), or unless otherwise provided by the Administrator, SARs granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the SARs upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

10. PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable performance conditions, the performance period, and any vesting period applicable to the Award.

(b) Performance Conditions. The Administrator shall set performance conditions based upon the achievement of specific performance objectives. The Administrator may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director, which may or may not run concurrently with the performance period. For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as “performance-based compensation under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before any payment is made in respect of an Award of Performance Share Units.

(c) Award Calculation and Payment. The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable performance goals. Except as otherwise determined by the Administrator at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (1) the date the Administrator has approved and certified the number of Performance Share Units that have been earned, or (2) where applicable, the date any vesting period thereafter has been satisfied. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Notwithstanding the foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Performance Share Units held by such Participant that have not been earned and/or vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator ~~at the time of grant~~, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, any

Performance Share Units then held by all Participants that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period. In addition, except as otherwise determined by the Administrator ~~at the time of grant~~, in the case of any individual Employee, ~~upon~~if that person~~’s ceasing~~ ceases to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, any Performance Share Units then held by such Participant that have not yet been earned and/or vested shall ~~immediately~~ become earned and vested on the date of the Triggering Event to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(f) Transferability. Except as provided below, Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Performance Share Unit granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share Units or any Shares distributable with respect to any Performance Share Units until such Shares are so distributed.

11. DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b) Distributions of Shares. Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant; provided, however, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.

[Effective for grants made on or after January 1, 2005, this subparagraph 11(b) will read as follows:

(b) Distributions of Shares. Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant; provided, however, that, with respect to any Participant who is subject to U.S. federal income tax, Shares or cash distributed in respect of Deferred Stock shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.]

(c) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (c)(2) and (d), below, all Deferred Stock held by such Participant on the date of termination that has not vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator, or due to death or Disability, all Deferred Stock then held by such Participant shall immediately vest.

(d) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, all Deferred Stock then held by Participants shall immediately vest. In addition, except as otherwise determined by the Administrator ~~at the time of grant~~, in the case of any individual Employee, ~~upon~~if that person~~’s ceasing~~ ceases to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, all Deferred Stock then held by such Employee shall ~~immediately~~ vest as of the date of the Triggering Event.

(e) Transferability. Except as provided below, Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Deferred Stock by a Participant shall be null and void. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(f) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock or any Shares distributable with respect to any Deferred Stock until such Shares are so distributed.

(g) Dividends and Distributions. Except as otherwise provided by the Administrator at the time of grant, ~~as of each record date for the payment of dividends on the Company’s common stock, each Participant shall be credited with~~if a Participant holds Deferred Stock on the last day of any fiscal year of the Company, the Participant shall be granted as of such date a number of additional shares of Deferred Stock equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by ~~a shareholder of record of a number of Shares equal to the number of~~the Participant during such fiscal year if the shares of Deferred Stock held by ~~such Participant immediately before such dividend, divided by the Market Price on such date. In the event of any distribution with respect to Shares other than a cash dividend, then, except as otherwise provided by the Administrator at the time of grant, each Participant shall be credited with a number of additional~~the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Deferred Stock. Where a distribution of Shares to a Participant in respect of Deferred Stock in accordance with Subparagraph 11(b) above is made before the end of the Company’s fiscal year, a pro rata portion of any shares of Deferred Stock ~~equal in value to the fair market value of the consideration which would have been received on the date of such distribution by a shareholder of record of a number of Shares equal to the number of~~that would otherwise be granted to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such shares of Deferred Stock at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Additional shares of Deferred Stock granted under this Subparagraph 11(g) shall vest and be distributed on the same terms and in the same proportions as the shares of Deferred Stock held by ~~such Participant immediately before such distribution, assuming each additional share of Deferred Stock has a value equal to the Market Price for the business day immediately preceding such distribution date~~a Participant as of the record date or distribution date shall vest.

(h) Accelerated Distribution. Notwithstanding any other provision of the Plan, the Administrator may, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares are distributed with respect to such Deferred Stock.

[Effective for grants made on or after January 1, 2005, this subparagraph 11(h) will read as follows:

(h) Accelerated Distribution. The Administrator may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except where such an acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A of the Code.]

12. LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Share Unit Agreement, SAR Agreement or Deferred Stock Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

13. ADJUSTMENT PROVISIONS

(a) Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 and the other limitations contained in Paragraph 4, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Deferred Stock, Restricted Stock Unit or Performance Share Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b) Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units or Deferred Stock into cash and/or (3) the conversion of Awards into the right to receive securities of another person upon such terms and conditions as are determined by the Administrator in its discretion.

(c) Binding Effect. Any adjustment, waiver, conversion or other action taken by the Administrator under this Paragraph 13 shall be conclusive and binding on all Participants.

14. TAXES

(a) Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate ~~Market Price on the business day immediately preceding the date the Shares are withheld~~value (based on the opening sale price per Share on the New York Stock Exchange on the date the Option or SAR is exercised) equal to the amount of the required withholding tax.

(b) Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. A Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate ~~Market Price on the business day immediately preceding the day on which such~~value (based on the opening sale price per Share on the New York Stock Exchange on the date the Shares are withheld) equal to the amount of the required withholding tax.

(c) Restricted Stock Units, Performance Share Units and Deferred Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units, Performance Share Units or Deferred Stock or the distribution of any Shares or cash payments with respect to Restricted Stock Units, Performance Share Units or Deferred Stock, and the Company may defer making delivery of Shares with respect to Restricted Stock Units, Performance Share Units or Deferred Stock until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. A Participant who holds Restricted Stock Units, Performance Share Units or Deferred Stock may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate ~~Market Price on the business day immediately preceding~~value (based on the opening sale price per Share on the New York Stock Exchange on the date the Shares are withheld) equal to the amount of the required withholding tax.

15. EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Company’s Executive Compensation Committee and Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the shareholders.

16. TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after February 18, 2013. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Shares are not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are listed). Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement, Performance Share Agreement or Deferred Stock Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Paragraph 13 of the Plan.

17. OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

18. NO RIGHT TO EMPLOYMENT.

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time.

SECTION A

1. GENERAL

(a) Except to the extent inconsistent with and/or modified by the terms specifically set out below, this Section A incorporates all of the provisions of the Plan exclusive of this Section A (the “Main Plan”). This Section A of the Plan shall apply to Employees who are employed in the United Kingdom and shall be referred to below as the “Scheme”. Options shall not be granted under this Scheme until approval by the Revenue is received by the Company.

(b) SARs shall not be granted to Employees under the Scheme.

(c) Neither Restricted Stock, Restricted Stock Units, Performance Share Units nor Deferred Stock shall be granted to Employees under the Scheme.

2. DEFINITIONS

In this Scheme the following words and expressions have the following meanings except where the context otherwise requires:

(a) “Act” shall mean the Income Tax (Earnings and Pensions) Act 2003.

(b) “Approval” shall mean approval under Schedule 4.

(c) “Approved Scheme” shall mean a share option scheme, other than a savings-related share option scheme, approved under Schedule 4.

(d) “Employee” shall mean any employee of the Company or its Subsidiaries, provided that no person who is precluded from participating in the Scheme by paragraph 9 of Schedule 4 shall be regarded as an Employee.

(e) “Exercise Price” shall mean the Market Price as defined in Paragraph 2(p) of the Main Plan (save that the proviso to that Paragraph 2(p) shall not apply) on the date of grant of an Option provided that if, at the date of grant, Shares are not listed on the New York Stock Exchange, then the Exercise Price shall be the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Scheme with Revenue Shares and Assets Valuation, provided that the Exercise Price shall not be less than the par value of a Share.

(f) “PAYE Liability” shall mean the amount of any taxes and/or primary class 1 national insurance contributions or other social security taxes which the Company or any of its Subsidiaries would be required to account for to the Revenue or other taxation authority by reference to the exercise of an Option and, if so required by and agreed with the Company, any secondary class 1 national insurance contributions which the Company or any of its Subsidiaries would be required to account for to the Revenue on exercise of an Option.

(g) “Redundancy” shall mean dismissal by reason of redundancy within the meaning of the Employment Rights Act 1996.

(h) “Revenue” shall mean Her Majesty’s Revenue and Customs.

(i) “Revenue Limit” shall mean £30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 6(1) of Schedule 4.

(j) “Schedule 4” shall mean Schedule 4 to the Act.

(k) “Share” shall mean $0.01 par value common stock of the Company which satisfies the conditions of paragraphs 15 to 20 of Schedule 4.

(l) “Subsidiary” shall mean a company which is for the time being a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.

Other words or expressions, so far as not inconsistent with the context, have the same meanings as in Schedule 4.

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re-enacted.

3. LIMITS

An Option granted to an Employee shall be limited and take effect so that the aggregate market value of Shares subject to that Option, taken together with the aggregate market value of Shares which the Employee may acquire in pursuance of rights obtained under the Scheme or under any other Approved Scheme established by the Company or by any associated company (within the meaning of paragraph 35(1) of the Schedule 4) of the Company (and not exercised), shall not exceed the Revenue Limit. Such aggregate market value shall be determined at the time the rights are obtained.

4. TERMS OF OPTIONS

(a) No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated save that an Option may be exercised after the relevant Employee’s death in accordance with the provisions of this Scheme. The provisions of Paragraph 7(i) of the Main Plan shall not apply for the purposes of this Scheme.

(b) An Option granted under the Scheme shall not be exercised by a Holder at any time when he is ineligible to participate by virtue of paragraph 9 of Schedule 4.

(c) As provided in Paragraph 7(d) of the Main Plan, an Option shall be exercised by notice in writing given by the Holder to the Secretary of the Company accompanied by payment of the required Exercise Price which must be satisfied in cash. The provisions of Paragraph 7(f) of the Main Plan shall not apply for the purposes of this Scheme.

(d) For purposes of this Scheme, Subparagraph 7(g)(1) of the Main Plan shall read:

“Any person who ceases to be an Employee due to retirement on or after age 55 with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.”

(e) For purposes of this Scheme, Subparagraph 7(g)(2) of the Main Plan shall read:

“Any person who ceases to be an Employee due to Disability, injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company shall have:

(A) Three (3) years from the date of such cessation due to Disability to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, to the extent that such person then has a present right to exercise such Option or would have become entitled to exercise such Option had such person remained an Employee during such three-year period; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and

(B) Eighteen (18) months from the date of such cessation due to injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date that person ceases to be an Employee, he or she then has a present right to exercise such Option”.

(f) For purposes of this Scheme, Subparagraph 7(g)(3) shall read:

“In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to the Option, granted to such Employee shall be exercisable:

(A) For one (1) year from the date of the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) Only by the personal representative, administrator or the representative of the estate of the deceased Employee; and

(C) Only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during a period of three (3) years from the date of the Employee’s death.”

(g) For purposes of this Scheme, Subparagraph 7(g)(5) of the Main Plan shall read:

“If a person ceases to be an Employee for a reason other than those specified above, that person shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.”

(h) For purposes of this Scheme, Subparagraph 7(h) of the Main Plan shall read:

“The Administrator may in its sole discretion, acting fairly and reasonably, increase the periods permitted for exercise of an Option as provided in Subparagraphs 7(g)(1), (2), and (5) above; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant, and provided further that such Option is exercised within one (1) year after the date of the Participant’s death.”

(i) For purposes of this Scheme, Paragraph 14(a) of the Main Plan shall read:

“If any PAYE Liability would arise on the exercise of an Option, the Option may only be validly exercised if the Participant remits to the Company with his exercise notice a payment of an amount equal to such PAYE Liability (which being a cheque or similar instrument shall only be valid if honored on first presentation), or if the Participant gives instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares acquired under the Scheme to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company, or if the Participant makes other arrangements to meet the PAYE Liability that are acceptable to the Administrator (acting fairly and reasonably) and the Board of Inland Revenue.”

(j) The second paragraph of Paragraph 16 of the Main Plan providing for the amendment of outstanding Options shall not apply for purposes of this Scheme.

(k) If Shares are to be issued to the Participant following the exercise of an Option, such Shares shall be issued to the Participant within 30 days of the Option being exercised. If Shares are to be purchased on the open market for the Participant following a Participant’s exercise of an Option, such purchase must be made and the Shares must be transferred to the Participant within 30 days of the Option being exercised.

(l) Shares issued on the exercise of an Option will rank pari passu with the Shares in issue on the date of allotment.

5. ADJUSTMENTS

(a) The adjustment provisions relevant to Options in Paragraph 13(a) of the Main Plan shall apply for the purposes of this Scheme in so far as (i) Paragraph 13(a) of the Main Plan meets the provisions of Paragraph 22(3) of Schedule 4 and (ii) there is a variation of the share capital of the Company within the meaning of Paragraph 22(3) of Schedule 4, provided that no such adjustment to any Options granted under this Scheme shall be made without the prior approval of the Revenue.

(b) Any discretion exercised by the Administrator in respect of the waiving of any vesting requirements pursuant to Paragraph 13(b) of the Main Plan shall be exercised fairly and reasonably.

(c) For purposes of this Scheme, the provision in Paragraph 13(b)(2) of the Main Plan allowing for the conversion of outstanding Options into cash shall not apply.

(d) For purposes of this Scheme, the provisions in Paragraph 13(b)(3) of the Main Plan allowing for the conversion of outstanding Awards into the right to receive securities of another person shall not apply.

6. EXCHANGE OF OPTIONS

(a) The provisions of this Paragraph 6 apply if a company (the “Acquiring Company”):

(1) obtains control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have control of the Company; or

(B) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

(2) obtains control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006; or

(3) becomes bound or entitled to acquire Shares under Sections 979 to 982 of the Companies Act 2006; or

(4) obtains control of the Company as a result of a general offer to acquire the whole of the general capital of the Company pursuant to an action agreed in advance with the Revenue as comparable with any action set out in Paragraphs 6(a)(1), 6(a)(2) or 6(a)(3) of this Scheme.

(b) Exchange. If the provisions of this Paragraph 6 apply, Options may be exchanged by a Participant within the period referred to in paragraph 26(3) of Schedule 4 by agreement with the company offering the exchange.

(c) Exchange terms. Where an Option is to be exchanged the Participant will be granted a new option to replace it. Where a Participant is granted a new option then:

(1) the new option will be in respect of shares in any body corporate determined by the company offering the exchange as long as they satisfy the conditions of paragraph 27(4) of Schedule 4;

(2) the new option will be equivalent to the Option that was exchanged;

(3) the new option will be treated as having been acquired at the same time as the Option that was exchanged and will be exercisable in the same manner and at the same time;

(4) the new option will be subject to the provisions of the Main Plan and this Scheme as they last had effect in relation to the Option that was exchanged; and

(5) with effect from exchange, the provisions of the Main Plan and this Scheme will be construed in relation to the new option as if references to Shares are references to the shares over which the new option is granted and references to the Company are references to the body corporate determined under the provisions of Paragraph 6(c)(1) of this Scheme.

7. ADMINISTRATION OR AMENDMENT

The Scheme shall be administered under the direction of the Administrator as set out in the Main Plan provided that for so long as the Administrator determines that the Scheme is to be an Approved Scheme, no amendment for which prior approval by the Revenue is required under the Act shall be made, so far as it relates to any “key feature” of the Scheme (as defined in paragraph 30(4) of Schedule 4), without the prior approval of the Revenue.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AGAINST PROPOSAL 5. PROPOSALS 1, 2, 3 AND 4 ARE BEING PROPOSED BY MANPOWER INC. AND PROPOSAL 5 IS BEING PROPOSED BY TWO SHAREHOLDERS OF MANPOWER INC.

Please mark your votes as indicated in this example	☒

1. Election of Directors Nominees:		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
01.	Jeffrey A. Joerres,	☐	☐	☐	2. Ratification of the appointment of Roberto Mendoza to the Board of Directors.	☐	☐	☐
02. 03. 04.	John R. Walter, Marc J. Bolland, and Ulice Payne, Jr.				3. Ratification of Deloitte & Touche LLP as independent auditors for 2009.	☐	☐	☐
					4. Approval of amendment to the 2003 Equity Incentive Plan of Manpower Inc.	☐	☐	☐
					5. Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland.	☐	☐	☐
					6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
* Exceptions

					Mark Here for Address	☐
Change or Comments
SEE REVERSE

Signature	Signature	Date

NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

MANPOWER INC.	INTERNET http://www.proxyvoting.com/man Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Shareholders are available at:

http://www.manpower.com/annualmeeting

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

MANPOWER INC.

The undersigned hereby appoints Jeffrey A. Joerres, Michael J. Van Handel and Kenneth C. Hunt proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Manpower Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of Manpower Inc. to be held April 28, 2009 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

MANPOWER INC.

Annual Meeting of Manpower Inc. Shareholders

Tuesday, April 28, 2009

10:00 a.m.

International Headquarters of Manpower Inc.

100 Manpower Place

Milwaukee, Wisconsin

Agenda

•      Elect four directors to serve until 2012 as Class I directors.

•      Ratification of the appointment of Roberto Mendoza to serve until 2011 as a Class III director.

•      Ratification of Deloitte & Touche LLP as independent auditors for 2009.

•      Approval of an amendment to the 2003 Equity Incentive Plan of Manpower Inc.

•      Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland.

•      Transact such other business as may properly come before the meeting.

You can now access your Manpower Inc. account online.

Access your Manpower Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Manpower Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes	• Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Choose MLink® for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.